UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLAYBOX (US) INC.
(Exact name of registrant as specified in charter)

NEVADA	7372	Not Applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

Suite 5.15, 130 Shaftesbury Avenue
London, England W1D 5EU
+44(0) 20 7031 1185
Fax +44 (0) 20 7031 1199
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Mr. Robert Burden, President
Suite 5.15, 130 Shaftesbury Avenue
London, England W1D 5EU
+44(0)20 7031 1185
Fax +44 (0)20 7031 1199
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 with a copy to:
Michael H. Taylor, Esq.
Lang Michener LLP
1500 Royal Centre, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7
Tel: 604-689-9111
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.[ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Shares of Common Stock, par Value $0.001 per share	9,850,139 shares	$0.25 per share	$2,462,535	$263.49

(1) Total represents (i) 4,500,000 shares of common stock issued in connection with a private placement transaction completed by the Registrant on May 31, 2005; (ii) 705,139 shares of common stock issued in connection with a private placement transaction completed by the Registrant on March 24, 2006; (iii) 4,125,000 shares of common stock originally issued in connection with the Registrant’s acquisition of PlayBOX Media Limited on March 24, 2006; and (iv) 520,000 shares of common stock issued on March 31, 2006 in settlement of a loan owed by the Registrant.

(2) In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(3) The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the most recent sales of shares of the Registrant’s common stock. The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

i

SUBJECT TO COMPLETION, ◆, 2006

PROSPECTUS

PLAYBOX (US) INC.
a Nevada Corporation

9,850,139 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 9,850,139 shares of common stock of PlayBOX (US) Inc. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus. These shares were issued in four separate private transactions, as follows:

1.	4,500,000 shares were issued in a private placement transaction that completed on May 31, 2005;

2.	705,139 shares were issued in a private placement transaction that completed on March 24, 2006;

3.

4,125,000 were originally issued upon the completion of our acquisition of PlayBOX Media Limited, our wholly-owned United Kingdom subsidiary, on March 24, 2006 and subsequently transferred to the selling shareholders;

4.	520,000 shares were issued upon conversion of $130,000 in loans payable by us on March 31, 2006; and

These transactions are described in this prospectus under “Selling Stockholders.”

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate seeking sponsorship for the trading of our common stock on the National Association of Securities Dealers OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. The selling stockholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from this offering.

The purchase of the securities offered through this Prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 11 through 16 before buying any of our shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is: ◆, 2006

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PAGE

SUMMARY	7

OUR BUSINESS	7

THE OFFERING	8

RISK FACTORS	11

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION	11
As we have a limited operating history and our ability to exploit the PlayBOX online music application is untested, we may never earn revenues or achieve profitability	11
As we have yet to establish significant commercial sales of music through our online music application, there is no assurance that we will ever achieve revenues.	11
If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail	11
If we are not able to enter into agreements with artists and record labels to use our PlayBOX application to sell their music catalogues online, then our ability to earn revenues from fees generated by our customers’ online music sales will be reduced	12
If we are not able to enter into arrangements with strategic partners to market our online music application, then our plans to achieve revenues from fees for the adoption and use of our application will fail.	12
Our marketing efforts directed to unsigned artists and smaller record labels may not be successful and we may not be able to achieve the sales necessary to become profitable	12
If we are unable to generate significant levels of traffic to our website, then our customers’ may not generate sufficient sales of their music to warrant them renewing their contracts with us, and we will have difficulty attracting new customers to our application.	12
We have a history of losses and negative cash flows, which are likely to continue unless our online music application gains sufficient market acceptance to generate a commercially viable level of sales	12
If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated	13
As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail.	13
We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue	13
Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.	13
As we contract out our software development activities to an independent third party contractor, there can be no assurance that we will be able to continue development work on our PlayBOX software or that this work will be completed on a continued or timely basis	14
Substantially all of our assets and our sole director and officer are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer.	14
We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly	14
If we fail to effectively manage our growth, our future business results could be harmed and our managerial and operational resources may be strained.	15
If we lose the services of Mr. Robert Burden, our sole director and officer, then we may not be able to carry out our plan of operations.	15
If government regulations are adopted that impose additional costs or requirements on our ability to provide our online music application, then our cost of operations may be increased and we may not be able to carry out our plan of operations	15
RISKS RELATING TO OUR COMMON STOCK	15

We have not paid any dividends and do not foresee paying dividends in the future.	15
There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares	15
For reasons outside our control, our stock price may be volatile	16
Our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock	16

FORWARD-LOOKING STATEMENTS	17

USE OF PROCEEDS	17

DETERMINATION OF OFFERING PRICE	17

DILUTION	18

SELLING STOCKHOLDERS	18

PLAN OF DISTRIBUTION	21
TIMING OF SALES	21
NO KNOWN AGREEMENTS TO RESELL THE SHARES	21
OFFERING PRICE	21
MANNER OF SALE	21
SALES PURSUANT TO RULE 144	22
REGULATION M	22
PENNY STOCK RULES	22
EXPENSES OF REGISTRATION	23

LEGAL PROCEEDINGS	23

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	23
TERM OF OFFICE	24
SIGNIFICANT EMPLOYEES	24
COMMITTEES OF THE BOARD OF DIRECTORS	24
FAMILY RELATIONSHIPS	24
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS	24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
CHANGES IN CONTROL	26

DESCRIPTION OF SECURITIES	26
GENERAL	26
CONVERTIBLE SECURITIES	27

LEGAL MATTERS	28

EXPERTS	28

INTERESTS OF NAMED EXPERTS AND COUNSEL	28

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28

ORGANIZATION SINCE INCORPORATION	29

DESCRIPTION OF BUSINESS	30

CORPORATE ORGANIZATION	30
OVERVIEW	30
CORPORATE ORGANIZATION OF PLAYBOX	30
INDUSTRY BACKGROUND	32
PLAYBOX ONLINE MUSIC APPLICATION	34

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” or “PlayBOX” refers to PlayBOX (US) Inc. The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock. All dollar amounts refer to US dollars unless otherwise indicated.

SEC refers to the Securities Exchange Commission. Securities Act refers to the Securities Act of 1933, as amended. Exchange Act refers to the Securities Exchange Act of 1934, as amended.

OUR BUSINESS

We are engaged in the business of commercializing an on-line, Internet based music application known as the Playbox music application. The Playbox music application is a set of computer software applications that enable artists and content owners to establish their own music downloading or hosting services that are accessible by listeners via the Internet. We have targeted unsigned music acts and small to medium-sized record labels as the potential customer base for the Playbox music application. The Playbox music application is able to provide artists and content owners with a range of services which incorporate the latest MP3 and Windows Multimedia music formats.

Our Playbox online music application consists of four dynamic interfaces, namely White Label, Aggregator, Bespoke and Jukebox, that provide an interface between artists and content owners and their listeners via the Internet. The White Label interface provides artists way to offer their music for sale to listeners via the Internet by enabling them to download individual songs either directly from our website or from the artist’s own website. The Aggregator interface allows small to medium-sized record labels with a music catalogue of at least 50 tracks who wish to sell their tracks via an online downloading store with e-commerce, tracking, reporting and billing functions built in. The interface can be operated as a stand-alone website, or can be integrated into the client’s existing website. The Bespoke interface allows our team of experienced web designers to create specialized interfaces for particular clients with unique needs and requirements quickly and cheaply. Finally, our PlayBOX Jukebox interface provides music listeners with a unique way to listen to their music and to manage their music collections visually on their personal computer. The PlayBOX Jukebox also lets users submit their personal ratings of the music they have stored on the Jukebox, and the Jukebox can even recommend other music that will match the user’s taste.

We also offer a number of services to supplement these interfaces such as hosting, streaming, e-commerce and digital rights management (DRM). We pool these services together to offer potential customers a cost-effective and professional platform on which to sell and promote their music products.

We have completed the development of the Playbox online music application. However, we have only commenced the process of commercializing our technology. While we have achieved initial sales, these sales cannot be viewed as significant in relation to our operating expenses. Accordingly, we are in the development stage of our business. Further, we will require additional financing in order to complete commercialization of our Playbox online music application.

We were incorporated as Boyd Holdings Inc. on April 1, 2005 under the laws of the State of Nevada. We conduct our business operations in the United Kingdom through PlayBOX Media Limited (“PlayBOX UK”), our wholly owned subsidiary. PlayBOX UK is a company incorporated under the laws of the United Kingdom on August 21, 2003. PlayBOX UK has been engaged in start-up operations relating to the development and initial commercialization of our PlayBOX application since its incorporation. We entered into a letter of intent for the acquisition of PlayBOX UK in April 2005. This letter of intent was superseded by the execution of a share exchange agreement between us and the shareholders of PlayBOX UK in May 2005. We completed our acquisition of PlayBOX UK on March 24, 2006 for consideration consisting of 12,000,000 shares of our common stock. During the period from our incorporation to the date of our acquisition of PlayBOX UK, we were engaged in completing our corporate organization and our initial financings. We completed an initial financing through a private placement of our common stock in May 2005. We completed a further private placement of our common stock in March 2006 concurrent with our acquisition of PlayBOX UK. We changed our name to “PlayBOX (US) Inc.” on April 12, 2006 to reflect our acquisition of PlayBOX UK. We are presently engaged in efforts to commercialize the PlayBOX application through PlayBOX UK as our wholly owned subsidiary.

PlayBOX UK acquired the rights to commercially exploit the PlayBOX software pursuant to an agency exploitation agreement dated March 30, 2004. We acquired the intellectual property underlying the PlayBOX application from PlayBOX Inc. on March 31, 2006 for total consideration consisting of 10,000,000 shares of our common stock. The agency exploitation agreement pursuant to which PlayBOX UK originally held its rights to commercially exploit the PlayBOX software was terminated concurrently with our acquisition of these intellectual property rights.

We presently have limited funds with which to pursue our plan of operations to commercialize our PlayBOX online music application. We have completed private placement financings as part of our corporate organization and as a condition of our acquisition of PlayBOX UK. While we plan to apply the proceeds of these private placements towards the commercialization of our PlayBOX online music application, we anticipate that we will require additional funding in order to achieve significant sales our PlayBOX online music application and related services. We have no arrangements for any additional financing and there is no assurance that any additional financing will be obtained.

Our principal office is located at Suite 5.15, 130 Shaftesbury Avenue, London, England, W1D 5EU. Our telephone number is +44 (0)20 7031 1187 and our fax number is +44 (0)20 7031 1199.

THE OFFERING

The Issuer:	PlayBOX (US) Inc.
The Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus.
Shares Offered by the Selling Stockholders:	The selling stockholders are offering up to 9,850,139 shares of our common stock having a par value of $0.001 per share.
Offering Price

The selling stockholders will sell the common stock at a price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling stockholders will determine when and how they will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering, which we estimate to be approximately $40,000. Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 9,850,139 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Use of Proceeds:	We will not receive any proceeds from this offering. We will incur all costs associated with the filing of this registration statement and prospectus.

No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.
Outstanding Shares of Common Stock:	There were 28,225,139 shares of our common stock issued and outstanding as at May 29, 2006.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements for the years ended September 30, 2005 and 2004 and our consolidated unaudited interim financial statements for the six months ended March 31, 2006 and 2005 and for the period from inception (August 21, 2003) to March 31, 2006, including the notes to those financial statements. These financial statements are included elsewhere in this prospectus. Effective March 24, 2006, we acquired 100% of the issued and outstanding shares of PlayBOX UK by issuing 12,000,000 shares of our common stock. Notwithstanding its legal form, our acquisition of PlayBOX UK has been accounted for as a reverse acquisition, since the acquisition resulted in the former shareholders of PlayBOX UK owning the majority of our issued and outstanding shares. Because Boyd Holdings Inc. (now PlayBOX (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by PlayBOX UK accompanied by a recapitalization. Under the rules governing reverse acquisition accounting, the results of operations of PlayBOX (US) Inc. are included in our consolidated financial statements effective March 24, 2006. Our date of inception is the date of inception of PlayBOX UK, being August 21, 2003, and our financial statements are presented with reference to the date of inception of PlayBOX UK. Financial information relating to periods prior to March 24, 2006 is that of PlayBOX UK. The summarized financial data should also be read in conjunction with the section of this prospectus entitled "Plan of Operation". All figures are in U.S. funds.

Balance Sheets

	March 31, 2006	September 30, 2005	September 30, 2004
	(Unudited)	(Audited)	(Audited)

Cash	$110,227	$3,027	$1

Total Assets	$114,157	$4,443	$1,915

Total Liabilities	($138,414)	($78,886)	($61,655)

Total Stockholders’ Equity (Deficit)	($24,257)	($74,443)	($59,740)

Statements of Operations

				Cumulative
				from inception
				(August 21,
		Year Ended	Year Ended	2003)
	Six months ended	September 30,	September 30,	to March 31,
	March 31, 2006	2005	2004	2006
	(Unaudited)	(Audited)	(Audited)	(Unaudited)

Revenue	$263	$381	$Nil	$644

General and	($50,230)	($176,348)	($74,576)	($301,154)
Administrative
Expenses

Loss for the Period	($2,550,274)	($176,296)	($74,576)	($2,801,146)

Total Comprehensive Loss for the Period	($2,551,172)	($179,119)	($73,866)	($2,804,157)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION

As we have a limited operating history and our ability to exploit the PlayBOX online music application is untested, we may never earn revenues or achieve profitability.

We were incorporated on April 1, 2005 and only recently acquired PlayBOX UK on March 24, 2006. PlayBOX UK was incorporated in the United Kingdom on August 21, 2003. PlayBOX UK’s experience with the PlayBOX online music application has been limited to acting as an agent of four original licensees of the PlayBOX application, with a contractual mandate to exploit commercially the technology on behalf of the four licensees. Our operating history is limited, and to date we have been involved primarily in organizational and development activities. Moreover, we have only recently acquired the intellectual property rights to the PlayBOX online music application on March 31, 2006, and we have little experience as the owner of the technology. We have had limited revenues to date and our ability to commercially exploit our PlayBOX application is untested. Accordingly, there is no assurance that we will ever achieve revenues or profitability.

As we have yet to establish significant commercial sales of music through our online music application, there is no assurance that we will ever achieve revenues.

Our plan of operation is focused on commercialization of our PlayBOX online music application. Our ability to achieve significant revenues and future profitability will depend on our ability to successfully market our application to artists and record labels alike, and their ability to sell music and other products through our online music application. There is no assurance that we will be able to successfully develop sales of our application. We are not able to provide investors with any assurance that we will be able to operate our business successfully or that we will be able to achieve profitable operations. Potential investors should consider the difficulties normally encountered in developing and commercializing new online applications, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the commercialization process that we plan to undertake. These potential problems include, but are not limited to, our inability to provide a service that meets the expectations of our potential customers and the reluctance of the general public to purchase our customers’ music and other products using our online music application. If we are unsuccessful in addressing these risks, then we will not achieve revenues and our business will most likely fail.

If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail.

Our plan of operations is to commercialize and generate revenues from our PlayBOX online music application. Our planned expenditures over the next year to implement this plan of operations is in excess of our current financial resources. We have limited cash and working capital and will not be able to fund our operations beyond the next four months without additional financing. Accordingly, we will require additional financing in order to carry out our plan of operations. We presently do not have any arrangements for additional financing in place and there is no assurance that we will be able to arrange for additional financing. If we are not able to arrange for additional financing to cover these additional anticipated expenses, we will not be able to execute our plan of operations with the result that our business may fail and investors may lose a substantial portion or all of their investment.

If we are not able to enter into agreements with artists and record labels to use our PlayBOX application to sell their music catalogues online, then our ability to earn revenues from fees generated by our customers’ online music sales will be reduced.

An important aspect of our business plan involves providing our PlayBOX online music application directly to artists and record labels from which we would receive fees and a portion of commissions generated from sales by such parties to the public. We do not have a proven history of sales to such customers, who may be reluctant to purchase an online music application from a company without a proven ability to provide these services. Accordingly, there is no assurance that we will achieve direct sales of our online music application and generate online music sales from which we will earn revenues. In this event, we would be solely dependent on arrangements that we may enter into with strategic partners, with the result that there will be a significantly higher risk that our business will fail.

If we are not able to enter into arrangements with strategic partners to market our online music application, then our plans to achieve revenues from fees for the adoption and use of our application will fail.

An important aspect of our business plan involves entering into arrangements with strategic partners to market our PlayBOX online music application to unsigned artists and record labels. There is no assurance that potential strategic partners will enter into these arrangements with us. If we are not able to enter into these strategic relationships, we will have to rely on other marketing initiatives promote our PlayBOX online music application to potential clients, likely resulting in lower than expected revenues and a significantly higher risk that our business will fail.

Our marketing efforts directed to unsigned artists and smaller record labels may not be successful and we may not be able to achieve the sales necessary to become profitable.

In order for us to become profitable we will need to build a critical mass of unsigned artists and small to medium-sized record labels using the PlayBOX website to sell their music and other products on the Internet. If we are unsuccessful in our marketing efforts to contract with these artists and record labels, we will not be able to achieve the sales revenues necessary for our business to become profitable. We cannot guarantee that we will be able to obtain a sufficient number of these relationships.

If we are unable to generate significant levels of traffic to our website, then our customers’ may not generate sufficient sales of their music to warrant them renewing their contracts with us, and we will have difficulty attracting new customers to our application.

If we are unable to generate significant levels of traffic to our website, it will make it hard for us attract new customers or keep our existing customers renewing their contracts. This will make it difficult for us to negotiate higher prices for our products and services and increase our profitability.

We have a history of losses and negative cash flows, which are likely to continue unless our online music application gains sufficient market acceptance to generate a commercially viable level of sales.

Since inception through March 31, 2006, we have incurred aggregate comprehensive losses of ($2,804,157). For the fiscal year ended September 30, 2005, we had a net loss from operations of ($176,744). For the six months ended March 31, 2006, we had a net loss from operations of ($50,168). There is no assurance that we will be able to successfully commercialize our PlayBOX online music application in order to generate revenues, achieve profitability and generate positive cash flow in the future. Further, we also expect an increase in development and operating costs as we undertake our plan of operations prior to achieving revenues, of which there is no certainty. Consequently, we expect to incur continued operating losses and net cash outflows until such time as our online music application gains market acceptance sufficient to generate a commercially viable and sustainable level of sales. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as market acceptance of our online music application, the unpredictability of when customers will agree to purchase music through our online music application, the volume of music or other products purchased and the overall demand for our online music application.

If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated.

We may find that the costs of carrying out our plan of operations prior to achieving revenues are greater than we anticipate. Increased operating costs will cause the amount of additional financing that we require to increase. Investors may be more reluctant to provide additional financing if we cannot demonstrate that we can control our operating costs. There is no assurance that additional financing required as a result of our operating costs being greater than anticipated will be available to us. If we do not control our operating expenses, then we will have less funds with which to carry out our plan of operations with the result that our business may fail.

As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail.

In their reports on our annual financial statements for the years ended September 30, 2005 and 2004, our independent auditors included explanatory paragraphs expressing doubt about our ability to continue as a going concern. This was due to the uncertainty of our ability at the time to meet our current operating and capital expenses. As a result, we caution investors that there is a substantial risk that our business may fail.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Our industry is highly competitive and subject to rapid change. Our PlayBOX online music application allows musical artists and their representatives solutions that allow them to provide samples and sell their music to consumers on the Internet. We cannot guarantee that our software development resources will be able to modify our products fast enough to meet customer and market requirements. We also expect to experience competition from companies with similar technologies or technologies that accomplish similar goals. Some of our current and potential competitors have greater technical, financial, marketing, sales and other resources than we do. Such competition will potentially affect our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our online music application may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and enhance our current online music application on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favourably received.

We believe that our ability to offer a comprehensive range of online music-selling solutions is key to enabling us to secure arrangements with artists, record labels and strategic partners representing these parties. Failure to secure access to new technologies will delay our development plans and our subsequent ability to generate revenues.

As we contract out our software development activities to an independent third party contractor, there can be no assurance that we will be able to continue development work on our PlayBOX software or that this work will be completed on a continued or timely basis.

We do not have the internal ability to carry out software development work on our products. Accordingly, we anticipate outsourcing future software upgrades and developments on our services to Xeris S.R.O., a private arm’s-length software development company. There can be no assurance that Xeris will be able to carry out the development work we require when we require it or complete the work on a cost-effective basis. If Xeris is unable to carry out our work when we require it or on a cost-effective basis, we will either be forced to find another contractor to provide development services, which may be very difficult to do, or run the risk of not responding to market demands for improvements. This could harm our customer relationships and negatively affect our operating results.

Substantially all of our assets and our sole director and officer are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, our sole director and officer is a resident of the United Kingdom, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our director and officer.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary online music application. We have not achieved any trademark protection of the “PlayBOX” name that we use in connection with our online music application and our business. As we have not obtained any trademark protection, we may not be able to prevent any competitor from adopting the same or similar names to the names that we use. Further, there is a risk that a competitor or other party may allege that our use of these names is a breach of the trademark or other intellectual property rights of the party.

We also do not have any patent protection that covers our PlayBOX online music application. Accordingly, the only measure that we believe will be available to us to protect our PlayBOX online music application will be based upon a combination of trade secret and copyright law and our ability to ensure confidentiality of the software source codes through non-disclosure agreements. If any of our competitors copies or otherwise gains access to such proprietary technology or software or develops similar technologies independently, our competitive position will be damaged.

While we believe that we have the rights to exploit the PlayBOX software, there is a risk that other persons may bring actions against us claiming that we have infringed on their intellectual property rights, including claims based upon the breach of trademark or patent, or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, may be time-consuming and costly to defend or litigate, may divert our attention and resources, may result in the loss of goodwill associated with our trademarks or may require us to make changes to our technologies. We presently do not have sufficient financial resources to defend any litigation that alleges a breach by us of another party’s intellectual property rights.

As a result of these factors, investors should be aware that we may be unable to protect any intellectual property rights that we have or that we will be able to exploit the intellectual property rights that we do have in order to secure a competitive position in the market-place.

If we fail to effectively manage our growth, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our online music application, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully manage our operations if we are successful in commercializing our online music application. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

If we lose the services of Mr. Robert Burden, our sole director and officer, then we may not be able to carry out our plan of operations.

We will be dependent upon the services of Mr. Robert Burden, our sole director and officer to carry out our plan of operations. The loss of the services of Mr. Burden could have a serious effect on our ability to execute our business plan and succeed in commercializing our online music application. If we should lose the services of Mr. Burden, then we would be forced to hire another person to manage our business and undertake the implementation of our plan of operations. We do not maintain any ‘key man’ insurance on Mr. Burden.

If government regulations are adopted that impose additional costs or requirements on our ability to provide our online music application, then our cost of operations may be increased and we may not be able to carry out our plan of operations.

Our industry is highly regulated and both we and our future customers and clients may be affected by changes in regulation of Internet commerce and online music sales. The indirect impact of changes in regulation could affect our business adversely even though the specific regulations do not apply directly to us or our products. Changing governmental regulations may impose new and different requirements with which our online music application must comply. We have no control over regulations and regulatory change and cannot guarantee that our online music application will meet the minimum standards as set out by applicable future regulation. Establishing compliance may be costly and time-consuming and our failure to do so could result in our inability to commercialize our online music application and carry out our plan of operations. Further, the existence of government regulation in markets into which we may wish to enter may impose prohibitive costs of operation which could result in our determination not to offer our online music application to artists and record labels in these markets.

RISKS RELATING TO OUR COMMON STOCK

We have not paid any dividends and do not foresee paying dividends in the future.

Payment of dividends on our common stock is within the discretion of the board of directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

For reasons outside our control, our stock price may be volatile.

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  technological innovations or new online music products and services offered by us or our competitors;

  additions or departures of key personnel;

  sales of our common stock;

  our ability to integrate operations, technology, products and services;

  our ability to execute our business plan;

  operating results below expectations;

  loss of any strategic partner or relationship;

  industry developments;

  economic and other external factors; and

  period-to-period fluctuations in our financial results.

Because we have a limited operating history with no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above-listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, customer acceptance of business model and application solutions and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution.” We will however incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

As there is no public market for our common stock, we fixed the benchmark offering by reference to our most recent private offering of our common stock, which was effected at $0.25 per share. The selling stockholders will sell at their common stock at the price of $0.25 per share, until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 9,850,139 shares of common stock offered through this prospectus. The selling stockholders acquired these shares of common stock from us in the following transactions:

1.           Certain selling stockholders acquired 4,500,000 shares of our common stock from us at a price of $0.01 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on May 31, 2005;

2.           Certain selling stockholders acquired 705,139 shares of our common stock from us at a price of $0.05 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on March 24, 2006;

3.           Certain selling stockholders acquired 4,125,000 shares of common stock from PlayBOX, which shares were originally issued upon the completion of our acquisition of PlayBOX UK on March 24, 2006; Each of these selling stockholders executed an investment agreement in favour of PlayBox Inc. pursuant to which the stockholder acknowledged and agreed that: (a) the shares had been issued and were being transferred to them without registration under the Securities Act or any state securities laws; (b) the shares were therefore “restricted securities” within the meaning assigned that term in Rule 144 under the Securities Act; (c) the stockholder is not, and was not acquiring the shares for the account or benefit of, a “U.S. person” within the meaning assigned that term in Regulation S under the Securities Act; (d) the stockholder, and any person acting on its behalf, had not engaged in any “directed selling efforts” in connection with the shares within the meaning assigned that term in Regulation S under the Securities Act. These shares were originally part of the 9,956,835 shares of common stock that we issued to PlayBOX Inc. in exchange for all of PlayBOX Inc.’s shares in PlayBOX UK in connection with our acquisition of PlayBOX UK on March 24, 2006; and

4.           A certain selling stockholder acquired 520,000 shares of our common stock from us at a deemed issue price of $0.25 per share upon conversion of $130,000 in loans payable, pursuant to Rule 903 of Regulation S of the Securities Act, on March 31, 2006.

The following table provides, as of May 29, 2006, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

1.	the number of shares owned by each selling stockholder prior to this offering;

2.	the total number of shares that are to be offered by each selling stockholder;

3.	the total number of shares that will be owned by each selling stockholder upon completion of the offering; and

4.	the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to “Shares Beneficially Owned After the Offering” assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

		Total number of
		shares to be		Percent owned
		offered for	Total shares to	upon
	Shares owned	Selling	be owned upon	completion of
Name of Selling	prior to this	Stockholders	completion of	this offering(1),
Stockholder	offering(2)	account	this offering	(3)
			-0-	-0-
Luis Fernando Ribón Alba	675,000	675,000

Juanita Apostolis	2,176	2,176	-0-	-0-

Stephen Apostolis	2,176	2,176	-0-	-0-

Julieta Alzate Aranzazu	725,000	725,000	-0-	-0-

Jason Bartolo	40,000	40,000	-0-	-0-

Joe Bartolo	20,000	20,000	-0-	-0-

Chris Brown	3,500	3,500	-0-	-0-

Peter Burden(4)	1,250	1,250	-0-	-0-

Sally Jane Burden(4)	2,000	2,000	-0-	-0-

Theresa Burden(4)	26,196	26,196	-0-	-0-

Mikael Brink Christensen	750,000	750,000	-0-	-0-

Soren Brink Christensen	750,000	750,000	-0-	-0-

Warren Christie	5,504	5,504	-0-	-0-

Annette Cocker	500,000	500,000	-0-	-0-

Warwick Cooney	3,163	3,163	-0-	-0-

Mark Dreifus	40,000	40,000	-0-	-0-

Anthony Du Preez	20,000	20,000	-0-	-0-

Andrew Edwards	5,334	5,334	-0-	-0-

Mauricio Garcia	875,000	875,000	-0-	-0-

George Daniel Higgins	100,000	100,000	-0-	-0-

Tanja Holmberg	750,000	750,000	-0-	-0-

Vicki Hvilsted	750,000	750,000	-0-	-0-

Derek Ingle	1,772	1,772	-0-	-0-

Jeremy Jack	2,479	2,479	-0-	-0-

Sheyne Jack	1,417	1,417	-0-	-0-

Trevor Jameson	1,417	1,417	-0-	-0-

Mitchell Johnson	3,000	3,000	-0-	-0-

Bosse Jonasson	889	889	-0-	-0-

Hanna Jonasson	888	888	-0-	-0-

Kerstin Jonasson	889	889	-0-	-0-

Sara Jonasson	100,888	100,888	-0-	-0-

		Total number of
		shares to be		Percent owned
		offered for	Total shares to	upon
	Shares owned	Selling	be owned upon	completion of
Name of Selling	prior to this	Stockholders	completion of	this offering(1),
Stockholder	offering(2)	account	this offering	(3)

Minju Kim	950,000	950,000	-0-	-0-

Nicolas Lavaud	5,000	5,000	-0-	-0-

Catalina Alzate Mejia	900,000	900,000	-0-	-0-

Patrizio Morlacci	1,246	1,246	-0-	-0-

Robert Northam	11,000	11,000	-0-	-0-

Sue Northam	9,000	9,000	-0-	-0-

Jill Olivier	1,250	1,250	-0-	-0-

Astrid Otto	750,000	750,000	-0-	-0-

Jesper Parlo	750,000	750,000	-0-	-0-

Jose Pereira	4,354	4,354	-0-	-0-

Sarah-Lee Pereira	3,560	3,560	-0-	-0-

Bradley Sorour	888	888	-0-	-0-

Petra Spies	2,841	2,841	-0-	-0-

Keith Tatley	49,600	49,600	-0-	-0-

James Thorburn	2,661	2,661	-0-	-0-

Christopher Usher	13,033	13,033	-0-	-0-

Tammy Van Der Merwe	100,000	100,000	-0-	-0-

Marthunis Van Rensburg	2,000	2,000	-0-	-0-

Caroline Webster	13,768	13,768	-0-	-0-

Petr Zakolstelny	100,000	100,000	-0-	-0-

Footnotes:

(1)	Based on 28,225,139 shares of our common stock issued and outstanding as of May 29, 2006.

(2)

Beneficial ownership if calculation under Rule 13d-3 of the Exchange Act. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)

Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling shareholder or as to the number of common shares that will be held by a selling shareholder upon the termination of such offering.

(4)	Peter Burden is the father of Robert Burden, our president and sole director. Theresa Burden is the mother of Robert Burden. Sally Burden is the sister of Robert Burden.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.25 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or to qualify our shares for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, and impose a waiting period of two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $40,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of May 29, 2006 are as follows:

Directors:

Name of Director	Age

Robert Burden	29

Executive Officers:

Name of Executive Officer	Age	Office

Robert Burden	29	President, Secretary and Treasurer

Mr. Burden has not been a director of any reporting company under the Securities Exchange Act of 1934 or any other publicly traded company. The following describes the business experience of Mr. Robert Burden, our sole director and executive officer.

Robert Burden is our president, secretary, treasurer and sole director. Mr. Burden was appointed to our board of directors and as our president and secretary and treasurer on May 24, 2006, concurrent with the closing of our acquisition of our subsidiary, PlayBOX UK. Mr. Burden has been the managing director of PlayBOX UK since May 2004, and continues to serve in that capacity. He works closely with PlayBOX’s third party partners on the development and marketing of PlayBOX’s online music software.

Mr. Burden has over five years of experience in sales and marketing which he gained in both the UK and South Africa. Prior to joining PlayBOX UK, he was an account manager with Interactive Prospect Targeting Ltd., a UK-based IT company specializing in data capture and online direct marketing. Mr. Burden was also a sales manager for two years at CHA Media Sales Ltd., a UK-based publisher of B2B technical periodicals. Prior to that he spent one year with Viper Advertising, a South African company that managed sales of direct market promotional programs, as a trainee manager. He holds a Marketing Management Diploma from Damelin Business College in Durban, South Africa.

Mr. Burden currently devotes his full-time efforts to our business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director described above.

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, we will consider seeking suitable candidates for election as directors, and establishing various committees, during the current fiscal year.

Family Relationships

We do not currently anticipate electing or appointing as directors or officers of our company any persons who are related to each other or to our existing officer and director.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 29, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our officers, and (iv) our officers and directors as a group. Each stockholder listed possesses sole voting and investment power with respect to the shares shown.

		Amount and
	Name and address	nature	Percentage
Title of class	of beneficial owner	of beneficial owner	of class

Directors and Officers

Common Stock	Robert Burden Flat 5, 392 Upper Richmond Road, Putney London, England SW15 6JJ	1,410,072 shares	5.0%

Common Stock	All executive officers and directors as a group	1,410,072 shares	5.0%

5% Shareholders

Common Stock	PlayBOX Inc. 306 Victoria House, Victoria Mahé, Seychelles	5,831,835 shares	20.7%

Common Stock	The Keydata Technology Partnership 1 LLP 4 Bedford Row, London WC1R 4DF	10,000,000 shares	35.4%

(1)	The percentage of class is based on 28,225,139 shares of common stock issued and outstanding as of May 17, 2005.

(2)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)

Playbox Inc. is beneficially owned by The Capai Trust. The trustee of The Capai Trust is Ultra Tech Systems Inc. The sole director of Ultra Tech Systems Inc. is N.D. Holdings Ltd., company whose sole director is Laura Mouck.

(4)

The Keydata Technology Partnership 1 LLPis a limited liability partnership comprised of one hundred sixty six equity partners and two designated partners, each of whom is a limited partner. Mr. Stuart Ford is a designated partner and is the administrator of the partnership pursuant to a services agreement between Mr. Carter and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership’s operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Carter exercises voting and investment control over the securities held by The Keydata Technology Partnership 1 LLP.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our articles of incorporation or our by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of May 29, 2006, there were 28,225,139 shares of our common stock issued and outstanding held by 56 shareholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore. See “Dividend Policy.”

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

LEGAL MATTERS

Lang Michener LLP, Barristers and Solicitors, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The financial statements included in this prospectus and registration statement have been audited by Staley, Okada & Partners, Chartered Accountants, an independent public accounting firm registered with the United States Public Company Accounting Oversight Board, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification can cover expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence. Our articles of incorporation and our by-laws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law, subject to certain enumerated exceptions.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION SINCE INCORPORATION

We were incorporated on April 1, 2005 as Boyd Holdings Inc. under the laws of the State of Nevada. On the date of our incorporation, we appointed Annette Cocker as our President, Secretary, Treasurer and sole director. Annette Cocker is also one of our promoters. Ms. Cocker participated in a private placement of our securities on April 8, 2005, purchasing 500,000 shares at a price of $0.001 per share for total proceeds of $500.

We entered into a letter of intent to acquire all of the issued and outstanding shares of PlayBOX UK on April 18, 2005. The letter of intent contemplated our acquisition of PlayBOX UK subject to our raising a minimum of $200,000. In furtherance of this requirement and in order to enable us to negotiate a definitive share purchase agreement, we completed a private placement of 4,500,000 shares of our common stock at a price of $0.01 per share for proceeds of $45,000 on May 31, 2005.

We entered into a definitive share exchange agreement with PlayBOX UK and the shareholders of PlayBOX UK, including Mr. Robert Burden, currently our sole director and executive officer, on May 23, 2005. The share exchange agreement originally contemplated a closing date of June 30, 2005. The closing date was extended by agreement in order to provide PlayBOX UK with more time with which to obtain necessary corporate approvals and to provide us with more time to raise the required financing.

During the period from our incorporation to the date of our acquisition of PlayBOX UK, we were engaged in completing our corporate organization and our initial financings. We acquired all of the issued and outstanding shares of PlayBOX UK pursuant to the share exchange agreement on March 24, 2006 in consideration of the issuance of an aggregate of 12,000,000 shares of our common stock to the shareholders of PlayBOX UK. Upon the completion of this share exchange transaction, Mr. Burden was issued 1,410,072 shares of our common stock in exchange for his shares in PlayBOX UK. PlayBOX Inc., our major shareholder, was issued 9,956,835 shares of our common stock. Outlander Management Ltd. (“Outlander Management”), a private corporation that provided administrative services to PlayBOX UK, was issued 575,546 shares of our common stock. Concurrent with closing, PlayBOX UK’s managing director, Robert Burden, was appointed as our sole officer and director to replace Ms. Cocker. PlayBOX Inc. subsequently transferred 4,125,000 shares to five of the selling shareholders named herein in private transactions.

We completed a private placement of 705,139 shares of our common stock at a price of $0.05 per share on March 24, 2006 for a total proceeds of $35,256.95. This financing completed concurrently with our acquisition of PlayBOX UK.

We acquired the intellectual property rights to the PlayBOX online music application on March 31, 2006 pursuant to an asset purchase agreement between us and PlayBOX Inc. We issued 10,000,000 shares of our common stock to PlayBOX Inc. upon completion of the acquisition of this intellectual property. Concurrent with the completion of this acquisition, PlayBOX Inc. transferred 10,000,000 shares of our common stock to The Keydata Technology Partnership 1 LLP as part of its arrangement to re-acquire the online music application from The Keydata Technology Partnership 1 LLP. These shares were transferred pursuant to Rule 903 of Regulation S of the Securities Act of 1933. Concurrent with this acquisition, we converted $130,000 in outstanding loans into 520,000 shares of our common stock at a price of $0.25 per share.

Ms. Cocker, Mr. Burden, Outlander Management and PlayBOX Inc. are considered promoters of our company, having taken the initiative in organizing our current business.

DESCRIPTION OF BUSINESS

CORPORATE ORGANIZATION

We are a development stage company incorporated on April 1, 2005 as Boyd Holdings Inc. under the laws of the State of Nevada. We operate through our wholly-owned subsidiary, PlayBOX Media Limited (“PlayBOX UK”). We changed our name to “PlayBOX (US) Inc.” effective April 12, 2006 to reflect our acquisition of PlayBOX UK on and its business. PlayBOX UK was incorporated on August 21, 2003 under the laws of the United Kingdom.

OVERVIEW

PlayBOX Media is the owner of an online music hosting and downloading application targeted at unsigned music acts and small to medium-sized record labels enabling them to establish their own music downloading or hosting services. The application is offered with a number of supplemental services such as hosting, streaming, e-commerce and digital rights management (DRM) using the latest MP3 and Windows Multimedia technology. PlayBOX pools these services together to offer its clients a cost-effective and professional platform on which to sell and promote their music products.

Our Playbox online music application consists of four dynamic interfaces, namely White Label, Aggregator, Bespoke and Jukebox, that provide an interface between artists and content owners and their listeners via the Internet. The White Label interface provides artists way to offer their music for sale to listeners via the Internet by enabling them to download individual songs either directly from our website or from the artist’s own website. The Aggregator interface allows small to medium-sized record labels with a music catalogue of at least 50 tracks who wish to sell their tracks via an online downloading store with e-commerce, tracking, reporting and billing functions built in. The interface can be operated as a stand-alone website, or can be integrated into the client’s existing website. The Bespoke interface allows our team of experienced web designers to create specialized interfaces for particular clients with unique needs and requirements quickly and cheaply. Finally, our PlayBOX Jukebox interface provides music listeners with a unique way to listen to their music and to manage their music collections visually on their personal computer. The PlayBOX Jukebox also lets users submit their personal ratings of the music they have stored on the Jukebox, and the Jukebox can even recommend other music that will match the user’s taste.

We have earned only nominal revenues to date. Our plan of operations, as described below, is to generate revenues from the sales of one or more of the interfaces comprising our online music application.

CORPORATE ORGANIZATION OF PLAYBOX

Incorporation

PlayBOX UK was incorporated in the United Kingdom on August 21, 2003. The founding shareholders of PlayBOX UK were PlayBOX Inc. and Outlander Management Ltd. (“Outlander”). PlayBOX Inc. is a private corporation incorporated in the Republic of Seychelles that is now our principal shareholder. Outlander is a private corporation that is now one of our shareholders.

Ownership of the PlayBOX Application

The PlayBOX online music application was originally developed by Just/Kidde APS, a company based in Sweden. The rights to the PlayBOX application were subsequently acquired by PlayBOX Inc. Subsequent to this acquisition, PlayBOX Inc. granted licenses to four entities to exploit the PlayBOX application on September 12, 2003, with each entity acquiring rights to a different territory. These four entities were HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC. These four licensees subsequently entered into an agency exploitation agreement with PlayBOX UK, as described below, on March 30, 2004. These license agreements were terminated on March 31, 2006 upon our acquisition of the PlayBOX online music application as described below.

Subsequent to the grants of the licenses, PlayBOX Inc. sold its rights in the PlayBOX application to The Keydata Technology Partnership 1 LLP on October 13, 2003. The Keydata Technology Partnership 1 LLP is a limited liability partnership that is at arms length to PlayBOX Inc. and is now one of our principal shareholders. PlayBOX Inc. reacquired the rights to the PlayBOX application from The Keydata Technology Partnership 1 LLP on March 31, 2006 and subsequently sold these rights to us in a concurrent transaction, as described below.

License and Agency Exploitation agreements

PlayBOX UK entered into an agency exploitation agreement on March 30, 2004 with the four entities that had each acquired license rights to the PlayBOX application from PlayBOX Inc. Under the agency exploitation agreement, PlayBOX UK was appointed as the agent of the four licensees for the purpose of undertaking the commercial exploitation of the license rights to the PlayBOX online music application. PlayBOX UK was obligated to carry out the commercial exploitation of the PlayBOX application and to use its best efforts to achieve an exploitation result in accordance with an agreed upon exploitation forecast. In exchange for undertaking these duties, the licensees agreed to pay to PlayBOX UK an amount equal to 25% of the gross income derived from the exploitation of those license rights. The agency exploitation agreement was terminated on March 31, 2006 concurrently with our acquisition of the PlayBOX application from PlayBOX Inc., as described below. PlayBOX did not realize any gross income from the exploitation of the PlayBOX application or earn any payments during the term of the agency exploitation agreement.

Acquisition of the PlayBOX Application

We purchased the intellectual property rights to the PlayBOX application from PlayBOX Inc. on March 31, 2006 pursuant to an intellectual property asset purchase agreement between us and PlayBOX Inc. dated March 31, 2006. This acquisition followed the concurrent re-acquisition of the PlayBOX application by PlayBOX Inc. from The Keydata Technology Partnership 1 LLP. We issued 10,000,000 shares of our common stock to PlayBOX Inc. in consideration of the transfer to us of the intellectual property rights to the PlayBOX application. PlayBOX Inc. in turn transferred these 10,000,000 shares of our common stock to The Keydata Technology Partnership 1 LLP in connection with its concurrent acquisition of the intellectual property rights to the PlayBOX application from The Keydata Technology Partnership 1 LLP. This transfer was completed in accordance with Rule 903 of Regulation S of the Securities Act of 1933, as amended. The Keydata Technology Partnership 1 LLP became one of our principal shareholders as a result of the completion of these transactions.

Initial Financing of PlayBOX UK

PlayBOX UK’s initial corporate activities were funded by PlayBOX Inc. PlayBOX UK entered into a loan agreement dated October 4, 2003 with PlayBOX Inc. whereby PlayBOX Inc. agreed to extend a secured loan facility to PlayBOX UK in the maximum amount of £150,000 ($280,500, based on the foreign exchange rate on May 25, 2006 of $1.87:£1.00) . As at April 28, 2005, PlayBOX UK’s outstanding debt to PlayBOX Inc. under the secured loan facility was $159,065. PlayBOX UK and PlayBOX Inc. entered into a debt settlement agreement on April 28, 2005 whereby the outstanding debt was settled by the issuance to PlayBOX Inc. of 1,075,000 Ordinary A shares in the capital of PlayBOX UK at a deemed value of £0.0837 per share. PlayBOX Inc. subsequently exchanged these shares for 6,187,050 shares of our common stock upon completion of the share exchange agreement on March 24, 2006.

Outlander Management Contract

Outlander Management Limited entered into a services agreement with PlayBOX UK on August 4, 2004 whereby Outlander agreed to provide rent, administrative, legal administration, financial services and marketing and sales support and advice to PlayBOX UK. The purpose of the services agreement was to enable PlayBOX UK to obtain administrative and related services that would enable PlayBOX UK to pursue its business without incurring all of these costs directly. The administrative services included the use of shared office space. Legal administration services included maintaining PlayBOX UK’s registered office, providing the services of a company secretary and making statutory filings. Financial services include bookkeeping and maintaining management accounts and statutory accounts. PlayBOX UK paid to Outlander Management an amount equal to £2,000 per month ($3,740 per month based on a foreign exchange rate on May 25, 2006 of $1.87:£1.00) in consideration for the provision of these services.

The Outlander management contract was terminated on June 30, 2005, at which time we entered into a new management contract with Azuracle, as described below.

Azuracle Management Contract

We entered into a management contract with Azuracle on July 1, 2005 concurrent with the termination of the Outlander Management service agreement described above. Under the Azuracle management contract, Azuracle provides us with office space in shared office premises and administration services, including telephone, reception and Internet access services. Presently, Azuracle is charging us a monthly management fee of £500 per month ($935 per month based on a foreign exchange rate on May 25, 2006 of $1.87:£1.00) . Additional legal administration, financial, marketing and sales, meeting room, stationary and information technology support services are to be provided by Azuracle upon our request, at agreed upon rates.

INDUSTRY BACKGROUND

In recent years, the Internet has revolutionised the way music is marketed and sold. In particular, unsigned artists and small record labels now have a wide-reaching, cost-effective medium to promote themselves to new listeners, interact directly with existing fans, and distribute their products without the enormous investment in advertising and promotion that was historically involved. These artists and their record labels are now discovering that their strongest and most loyal followings may not be in their local market, but could be anywhere in the world.

For music fans, personal music management applications have been around for a number of years, typically in the form of applications which played music stored on certain recognized formats like MP3. Such applications include the Microsoft Media Player (www.microsoft.com/mediaplayer) and Winamp (www.winamp.com), and appeal largely to users with music stored on their computer’s hard drive. A side-effect of the advent of these applications came in the form of peer-to-peer networks, which are websites designed to allow users to share music files of various formats with any other users of that website. These sites have been used extensively for the sharing of music between users, circumventing the payment and collection of royalty to the artists whose songs were downloaded. The legality of these sites has been challenged numerous times in the courts, with one of the first and most successful sites, Napster, being forced to shut down. A number of other similar sites have sprung up in jurisdictions other than the United States, and are still operating today.

The first major move away from the music management type of file storage application has been iTunes (www.apple.com/itunes), Apple Computer’s music software application which was the first to allow consumers to purchase and download music directly off the Internet onto their computer’s hard drive or portable music player. There are now a number of competitors in this segment, including Napster (now a legal for-profit business), Real Rhapsody, Sony Connect and MyCokeMusic.

2005 was a landmark year for digital music as online and mobile music distribution emerged as the industry’s fastest growing delivery channels. Digital music sales in the first six months of 2005 accounted for approximately 6% of global music sales. Online music sales virtually did not exist prior to 2004. 2005 also witnessed a number of key milestones in the development of the online market:

  Digital music is the fastest-growing delivery channel for music. Record company revenues reached an estimated US $1.1 billion in 2005, three times the total in 2004 (US $380 million). Of that total, the split between online and mobile music was approximately 60:40.

  Digital album downloads in the U.S. grew to 16 million, or 2.6% of the album market, up from 1% in 2004.

  Single track downloads proved to be the most popular online music product in 2005, more than doubling its 2004 total to 420 million tracks. Single track downloads more than doubled in the U.S. in 2005 as well to 353 million. Weekly sales in the U.S. average 7 million tracks.

  Digital music expanded rapidly across the world. Globally, there are now over 335 legal online music services, up from 50 two years ago. The number of services operating in more than three countries doubled to 20 in the last year.

  The size of online song catalogues doubled worldwide: there are now at least two million tracks and 165,000 albums available from the major online music services. The number of subscription service users are also growing, up from 1.5 million to 2.8 million in the last year.

  Apple iTunes extended its service to 21 countries worldwide, launching in Scandinavia, Japan and Australia. Globally, iTunes reached sales of 850 million tracks since launch in 2003 (Apple counts album tracks in that figure).

  Portable video was launched, marking the arrival of the new portable video entertainment market. One million video iPods were sold in the first three weeks since its launch.

  The mobile phone became a portable music device. Specially designed music phones were released by the major handset makers as dozens of 3G music services were launched, making mobile downloads widely available outside Asia.

  The world’s first publicly available legal peer-to-peer (P2P) service, iMesh, launched in beta phase, with a full launch expected early in 2006.

  Court decisions in 2005 against illegal music file-swapping on peer to peer networks will likely improve the market for legal online music sales.

The source for the above information is the IFPI Digital Music Report 2006 published by the International Federation of the Phonographic Industry.

The following chart shows key figures for the global online music market which demonstrates its recent growth.

The advance of the global digital music market
	2004	2005	Change
Broadband lines (M)	151	190	26%
Single tracks downloaded (M)	156	419	169%
Online music services	230	335	46%
Song catalogue (M)	1	2	100%
Subscription service users (M)	1.5	2.9	87%
Mobile phone subscriptions (M)	1350	1520	13%

The source for the above information is the IFPI Digital Music Report 2006 published by the International Federation of the Phonographic Industry.

PLAYBOX ONLINE MUSIC APPLICATION

The PlayBOX music application offers a combination of dynamic web-based interfaces that allow unsigned music artists and small to medium-sized record labels to sell their music and related products online, either from our website or through their website should they have one. Our online solution also provides a complete range of supplemental services such as hosting, streaming, e-commerce and digital rights management, thus enabling us to offer a full service solution to potential customers. We integrate these services to offer a cost-effective and professional platform for the promotion and sales of their music catalogues.

Interfaces

We offer four different specialised web-based interfaces that are based on our PlayBOX music application, each of which can be visually tailored to each client’s specifications. The interfaces can be linked to the client’s own website or hosted on our own servers. The following is a breakdown of the interfaces we offer.

White Label Interface

Our White Label interface is targeted towards unsigned artists looking for a simple and cost-effective way to:

  Establish an online presence with little technical knowledge, enabling the client to upload their own content, personalise their interface and use real time tracking and download information provide by the PlayBOX application

  Stream their songs to listeners, either by a 30-second sample stream or a full stream of the song at either high or low speed to enable users to play all or part of a song with any type of Internet connection

  Offer users a free promotional download of their music

  Sell their songs online, including billing and e-commerce support for secure payments using debit and credit cards

  Build their fan base by interacting by e-mail directly with listeners who set up a personal account page on our website allowing an artist to provide interested listeners with information on upcoming events and news releases

Pricing of the White Label interface depends on the number of tracks uploaded by the client and the functionality required of the interface. For example, if the client intends to use the interface only for marketing and not sales, e-commerce support services will not be required.

The following screenshot is from a White Label interface set-up and current PlayBOX subscriber:

Aggregator Interface

Smaller record labels wishing to promote their artists and make their music catalogues available for purchase or streaming online frequently do not have the resources available in-house to set-up and manage their own web site. The PlayBOX Aggregator interface allows such potential clients to create and manage an interactive online download store for music catalogues of between 50 and 1,000 songs, complete with e-commerce, tracking, reporting and billing functions. The Aggregator interface is image-driven and offers music fans the opportunity to visually search through each clients music catalogues by artist, track or album image in addition to a regular search function.

The Aggregator interface can be integrated into either the client’s website or work as a complete stand-alone website served up to the client’s specified domain name. Our web designers can work with the client to create a visually appealing environment for their interface that enhances the client’s current marketing, complete with advertising, promotions and links to other websites. This customized environment is then integrated with PlayBOX’s back-end services (such as e-commerce and digital rights management) to create a seamless online marketing and sales tool which the client is free to manage as they choose. PlayBOX also offers management services for this interface should the client choose not to manage their site themselves.

Additional features of the Aggregator interface are:

  A secure payment facility allowing users to purchase downloadable versions of music tracks

  The ability to capture user details through membership opt-in, allowing the aggregator to create a database of users and giving the user their own account page

  The ability to offer a sample of the artists track as a ringtone for users to download to their mobile phones

  An artist only area where artists can interact with each other and upload their latest demo/promo for their peers to comment on

  An online forum where registered users can interact

Pricing of the Aggregator interface depends is quoted on a per client basis in relation to the number of hours of development time required to satisfy each client’s particular needs.

The following image is a screenshot of our Aggregator interface, produced for our client Worldbeatz.com:

Bespoke Interfaces

PlayBOX’s team of experienced website developers and designers can create an interface to handle a range of specialized client requests. For example, PlayBOX recently created an interface for a music upload competition sponsored by one of its clients, The Little Bazaar. This interface allows registered music artists to upload their latest songs to the interface once per month. Downloaded songs are tracked by the interface and listed on a “Top 20” chart. The artists with the most downloaded tracks during that month became eligible to win a number of prizes sponsored by The Little Bazaar and PlayBOX. Each winner’s songs are displayed on the website, and users have the option to listen or download the songs. Winners from previous months are listed in a winners archive.

The following image is a screenshot of the Bespoke interface that was developed for The Little Bazaar by PlayBOX:

The Little Bazaar music upload competition is one example of the flexibility and functionality of our Bespoke interface. Other examples of possible Bespoke interfaces include comprehensive chart listings, hard copy music or video sales, and websites incorporating elements from our White Label and Aggregator interfaces.

Music Jukebox Interface

The PlayBOX Music Jukebox interface is a free service which allows users to both listen to music and manage their personal computer music collections online in an image-driven environment, rather than a text-based one as most are. This feature will be of particular interest to users with a large music collection, and will allow them to organize and find the music they want in their own collections much more easily than with traditional means. Users can also rate the individual songs and albums in their collections, and the interface uses this information to recommend music from PlayBOX’s artist clients that might match the user’s tastes, based on the music in their own collection. The PlayBOX Music Jukebox also lets users transfer their music to and from portable devices which can play MP3 or other similar music files, and can stream the music directly to such portable devices. This interface acts as an integrated service with our other interfaces, which we believe will encourage use of our website and increase traffic.

The following image is a screenshot of the Music Jukebox interface:

Services

PlayBOX offers a number of services that work in conjunction with our interfaces and enhance their value to our clients. Clients can send us their content on compact disk in a raw format (such as WAV), which we then process into Windows Media files, which are smaller and more easily downloaded by users from the Internet. These files are then stored on our servers and supplied to consumers. A detailed discussion of these services follows.

Hosting and bandwidth

The music files which artists wish to sell to users of PlayBOX are stored or “hosted” on our servers. A single song usually requires about 7MB of storage space. With these servers, we provide “bandwidth” which enables users to download files over the Internet. PlayBOX runs Linux servers, having 1,000 GB of bandwidth per month, out of a facility in London UK. With these services, we are able to offer 24-hour support and duplicate servers enable us to guarantee 99.9% up-time. Current pricing for our hosting and bandwidth services is as follows:

Pckg	Disk Space	Bandwidth	Cost per month
A	100 MB	2 GB	£25.00
B	300 MB	5 GB	£40.00
C	500 MB	7 GB	£60.00
D	1 GB	20 GB	£120.00
E	2 GB	40 GB	£180.00
F	5 GB	100 GB	£350.00
G	10 GB	200 GB	£600.00
H	20 GB	400 GB	£1000.00
I	100 GB	800 GB	£1700.00

These prices are subject to change by us.

Ripping and Encoding

PlayBOX can encode audio for use on our website from a variety of source material, including compact discs and WAV format into MP3, Windows Media files or Advanced Audio Coding (AAC or MP4) file formats. PlayBOX uses the latest audio file compression technology to ensure the quality of the original music content is kept intact after compression.

Sound quality of audio files is typically measured in kilobytes per second (kbps), which measures the amount of data transferred per second of time. The higher the kbps, the faster the data is transferred and the better the file will sound when it is played (192 kbps is considered CD-quality).

Our typical Bit Rates for streaming are:

  30 Second Sample: 64kbps – 220kbps

  Full length track stream: 64kbps – 220kbps

  Free Download: 64kbps – 220kbps

  Paid-for Download – 220kbps+

Digital Rights Management

Digital rights management (DRM) is a system for protecting the copyrights of data (including music) circulated via the Internet or other digital media by enabling secure distribution and/or disabling illegal distribution of the data. Typically, a DRM system protects intellectual property by either encrypting the data so that it can only be accessed by authorized users, preventing the data from being freely distributed.

PlayBOX uses Microsoft Windows Media® DRM, a proven platform to protect and securely deliver content for playback on a computer, portable music device or network device. The platform is flexible enough to be used to download single tracks or entire albums. The current version of Windows Media DRM enables additional scenarios, such as downloads to multiple music storage devices and multiple burning or recording of the same song. This promises to provide consumers with an even greater access to protected audio and video content.

eCommerce

PlayBOX utlizes Barclaycard’s Merchant Services’ proprietary “ePDQ System” to process its secure online payments. Barclaycard’s payment handling process is widely recognized in the UK. Once a PlayBOX user has chosen one or more songs or products from our website that they wish to purchase, they are directed to the Barclaycard’s “ePDQ” Cardholder Payment Interface (or “CPI”), a secure payment environment, where the user can pay for their purchases either by debit card or major credit card. Once the user has completed the ePDQ CPI transaction, they are returned to the PlayBOX website and the user is emailed a password and Internet link to where they can download the track or album.

Tracking and Billing

This value-added service allows PlayBOX clients to gain a much better understanding of their fan base. Each PlayBOX user’s movements through the different PlayBOX interfaces is logged, and this information, along with other data including their collective purchases and where they are logging in from, is made available to our clients in real time. In conjunction with this service, PlayBOX provides a monthly report to clients who use this service. This report provides a breakdown of usage and sales figures.

Pricing and Revenue Sources

The prices that we plan to charge our clients for configuration and installation of our PlayBOX interfaces will be based on the number of artist or aggregator templates configured and the number of tracks uploaded to the interface. In addition to these initial fees, we plan to charge monthly hosting fees quoted based on the amount of hard drive space on our server each customer required. Exact prices vary according to the size of the client. Prices for configuration and installation of Bespoke interfaces vary according to the time and resources required.

Our services will be bundled and sold in packages with our interfaces. These packages are differentiated solely in the type of audio streaming offered. Packages are priced per track uploaded or made available for purchase on the application by the customer.

Once a client is properly registered and their tracks uploaded onto the PlayBOX application, PlayBOX we plan to charge a 15% commission on total revenues earned from sales of those tracks in each month in which these revenues exceed £1,000. We will collect these fees directly from our Barclaycard Online Merchant Account at the end of each month before transferring all net revenues to the customer directly to their account. Along with monthly net revenues, we will provide a comprehensive tracking and billing report which gives the customer a breakdown of the month’s transactions and the revenues earned.

DEVELOPMENT OF PLAYBOX APPLICATION

Development Work Completed by Us

On March 30, 2004, PlayBOX UK entered into an agency exploitation agreement whereby it undertook to commercially exploit the PlayBOX application on behalf of four entities that had originally been granted license rights to the technology by PlayBOX Inc. Robert Burden was hired as managing director of PlayBOX UK effective May 1, 2004 with a view to establishing a commercially viable sales and marketing plan for the exploitation of the PlayBOX application. Mr. Burden then set in place a number of technology development enhancement projects designed to allow PlayBOX UK to effectively exploit the PlayBOX application. These projects were completed by Xeris S.R.O., a software development company based in Prague. These projects included the following:

1.

first phase of the design and development of the White Label Interface, which commenced on November 1, 2004 and completed on February 1, 2005, and which involved designing and integrating the following operational features:

	a)	registration process

	b)	shopping basket

	c)	Barclays ePDQ integration

	d)	streaming track ability

	e)	free and paid-for download

	f)	ability to personalise front-end design of white label

	g)	tiered level of administration access for artist and PlayBOX administrator

	h)	secure certificate integration

	i)	tracking and reporting facility

2.

first phase of the design and development of the Aggregator Interface, which commenced on November 1, 2004 and completed on February 1, 2005, and which involved designing and integrating the following operational features:

	a)	registration process

	b)	shopping basket

	c)	Barclays ePDQ integration

	d)	streaming track ability

	e)	free and paid-for download

	f)	ability to personalise front-end design of white label

g)	tiered level of administration access for artist and PlayBOX administrator

h)	secure certificate integration

i)	tracking and reporting facility

j)	bulk email broadcast to registered users html and plain text

k)	news and advertising personalisation

l)	about us, gigs, events pages added

m)	top ten releases and new releases listings added

n)	CD cover size track image added for download by consumers

3.

first phase of the design and development of the Bespoke Interface, which commenced on April 5, 2005 and completed on May 1, 2005, and which involved designing and integrating the following operational features:

	a)	registration process

	b)	ability for user to upload track

	c)	ability for administrator to listen to and rate uploaded music

	d)	top 20 listing of tracks selected by administrator

	e)	ability to select a winner and archive previous winners

	f)	full tracking and reporting of all movements on the interface

	g)	ability to bulk email all registered users of the interface

4.

second phase of the design and development of the White Label Interface, which commenced on May 18, 2005 and completed on June 26, 2005, and which involved designing and integrating the following operational features:

	a)	resize of white label, was too large before

	b)	ability to change background image of white label

	c)	the ability to change the shopping basket icon

	d)	adding the ability to add a large image on the left of the white label for promotional purposes

5.

second phase of the design and development of the Bespoke Interface and automation of Little Bazaar Top 20 upload process, which commenced on June 24, 2005 and completed on June 30, 2005. This work simplified the rating process to allow the client administrator the ability to more easily rate and upload the top 20 tracks and the winning track into the interface.

Design Objectives

Our objective is to offer artists and record labels professional and quality driven services that allow the client to concentrate on making music while PlayBOX takes care of their online presence.

With the demands of the modern day music industry, unsigned artists and small/medium record labels do not have the resources and time to put together a professional online presence. Our objective is to handle this in a few easy steps by offering the client:

1.	The ability to capture user’s details and the ability to send bulk emails (news letters/promotions) to these users.

2.	The ability to take and process online credit/debit card transactions, through a simple and secure easy to use process.

3.	The ability to stream sample music via their website.

4.	A searchable and professional portfolio of their content in an online secure (wrapped in Digital Rights Management).

5.	The hosting of all relevant content and images.

6.	The ability to offer 3rd party advertising (banner, sky scrappers and block advertisement’s) from their website. These adverts can also help in cross promotion of the client’s content.

7.

The ability to track and report on all movements and sales within their site. Offering the ability of real time and up-to-date statistical analysis of sales downloads streamed music and use registration.

8.	The ability to constantly update the system and change the design. The interfaces are white labels and can be easily changed to allow a different experience for the client’s user base.

The PlayBOX service strategy is not unique, but cleverly thought out as to offer a competitor matching service at a much more affordable price. As we set-up and administrate the service as part of the package, all the artists/record label need to do is hand over the content and sign off the design. Our objective is to make the process as simple as possible for the client. Using our service, they will receive a tracking report at the end of the month and a cheque for the amount of content sold, thus enabling the client to concentrate on creating more music content to be uploaded.

Future Development

We believe that changes in technology and increased competition will require that we constantly review and improve the functionality of PlayBOX application in response to client and user feedback and changing technologies. We have identified a second round of development requirements that we presently plan to complete for the PlayBOX application, as described below.

We do not have the internal ability to carry out software development work on our PlayBOX software. Accordingly, we have outsourced the software upgrades and developments planned for our PlayBOX software to Xeris S.R.O., a private, arm’s-length company. We also anticipate engaging Xeris S.R.O. for future software development work.

Additional software development is planned for the PlayBOX Jukebox that will permit users to access it from any mobile phone having MP3-player capabilities. This will allow users to have music from the PlayBOX website streamed to any mobile phone with Internet access via Bluetooth or GPRS.

Once we have finished updating the PlayBOX Jukebox, we plan to evaluate developing a hardware product for use with the PlayBOX Jukebox. This would be a PlayBOX-branded device to be developed by Mini-box.com, a computer electronics company based in the UK, using the proprietary Mini-itx reference hardware platform (www.mini-itx.com). It would come with PlayBOX pre-installed and configured Linux Operating System to provide a home music jukebox operated from a remote control or a wireless keyboard using a TV as the monitor and a user’s existing hi-fi equipment as the music transport mechanism.

The PlayBOX application also has sufficient flexibility to support other types of media, such as books, film and video games. Up-and-coming film makers, game makers and authors will have the opportunity of selling themselves to a new generation of consumer; who are looking for more in the way of choice and style. While these opportunities are presently not part of our immediate plan of operations, we plan to evaluate these potential market opportunities as we pursue our primary business objectives.

Each of these proposed developments is contingent on PlayBOX accessing sufficient funds to put its development plans in place. There is no guarantee that PlayBOX will be able to secure such funding.

MARKETING

We plan to exploit our online music solution in its present form and to develop the marketplace for our PlayBOX interfaces, namely our White Label, Aggregator and bespoke solutions. Our primary marketing objective at present is to make the PlayBOX interfaces and services available to the market, building awareness of our artists and record labels. Our current sales and marketing plan focuses heavily on unsigned artists and small record labels. For this strategy to be successful, we must put in place strategic partnerships with companies that have access to large quantities of both unsigned artists and up-and-coming record labels. Examples of potential strategic partners include events and music promotion companies, music colleges, industry music commissions and associations and music development networks and agencies.

Being a digital download service provider, we do not plan to target music consumers directly. Our plan to commercialize the PlayBOX online music application will begin with marketing the White Label interface. We believe this product will be the most demanded product initially, and will be the best of our product offerings to promote while building the name of our company within the industry. Our focus will be on signing a critical mass of artists and record labels to service contracts, and then working with them to promote their content directly to consumers through the PlayBOX portal. We are at the early stages of the commercialization of our application, and accordingly there is no assurance that our initial marketing efforts will be successful. Further, we may elect not to change our strategy in response to our success or lack of success in pursuing commercialization of our technology.

We have compiled a software development schedule that sets our objectives to ensure that as new formats and technologies are launched into the marketplace, we will be able to sustain our competitive position. This additional development work will enable us to enhance our offering and give us potential reselling options to existing customers and additional potential revenue streams.

First Phase – White Label

To successfully commercialize our online music application, we believe that we must complete a number of strategic initiatives. First, we plan to create awareness of our White Label interface, as this product will be the main focus of our initial marketing efforts. We will rely on direct contact with artists in the London, England area. Marketing materials will be simple and inexpensive, relying mainly on leafleting, fly posting, and advertising in select industry trade press and magazines. To further enable efficient use of our marketing budget, PlayBOX has become a member of the British Phonographic Institute (BPI). The BPI is the governing body for the recording industry in the UK with ties to almost all aspects of the music industry including record labels, artist managers, distributors and retail organisations. As a member of the BPI, we have access to their database including contacts for all other BPI members. We plan to use this information to develop strategic partnerships with key live music venues and local promotion companies to host competitions and promote events. Events like these will raise the profile of our service within our desired market while providing us with a first look at new artists. Once contact with a potential new client is initiated, we will attempt to sign these artists to initial contracts of at least 6 months, using the offer of one or two months of free use of the interface if the artist is willing to commit for longer. Once we have a number of artists signed to contracts, we anticipate that word of mouth will be a major factor in gaining the momentum that will be required to successfully grow this part of our business.

Second Phase – Aggregator

We expect that the marketing process for the Aggregator interface will be longer, as the record labels to which the interface will be targeted will likely wish to see a larger critical mass of product offerings on and users of the PlayBOX website before committing. PlayBOX’s membership in the BPI will be an important tool in accessing record label executives. We will also look at forming strategic partnerships or reseller arrangements with distribution companies and other companies that have access to large number of record labels, including events and music promotion companies, music colleges, industry music commissions and associations and music development networks and agencies.

Third Phase

The next step will be to combine the White Label and Aggregator interfaces into a main PlayBOX portal, which we plan to be the hub for the system, and which will also offer these artists and labels another sales pipeline. This hub will initially service the UK, with the intention of launching the service into other markets once we have gained a foothold in the UK market.

Marketing Activities to Date

Our marketing activities to date have been centred on raising the profile of the PlayBOX website to artists in the United Kingdom and introducing our online music application to prospective strategic partners. Our level of marketing activity has been restrained by our limited financial resources. We have limited our marketing efforts to date to free online resources such as forums, blogs and free advertisements on traditional music artists’ websites such as Artistmanager.com and RecordOfTheDay.com. Our focus has been to raise our profile through communications with key industry contacts. Once established in the UK, PlayBOX’s goal is to launch its services in other countries and move into the global music marketplace.

Direct Marketing

PlayBOX has released a test version of its artists’ interface at http://myplaybox.com/?pid=29. This allows PlayBOX to provide potential clients with a fully functional interface to use in its marketing program. In addition, a Bespoke interface we developed with CD distribution company The Little Bazaar (www.littlebazaar.co.uk) provides additional incentive for artists and record labels to try our service and begin the process of building a fan base through the Playbox website. This interface is currently available at (http://www.littlebazaar.co.uk/Links%20From%20Index%20Page/Upload.htm), and gives the artists an opportunity to earn prizes from both PlayBOX and The Little Bazaar should their songs be among the most downloaded during each successive month.

We signed an agreement with Chameleon PR, a UK-public relations company on September 8, 2004 to plan and provide publicity as PlayBOX attempts to increase its visibility over the next year.

At present, PlayBOX has an agreement with Equal Records, a Swedish-based record label, that allows us to have a test version of our White label interface running on their website (www.equalrecords.com).

Our Web Site

We have created a corporate web presence (www.play-box.com), which we use as an information portal to facilitate our marketing efforts. It gives us an easy, visual way to demonstrate our application and allow potential clients to find out more about PlayBOX services, pricing and product updates, client studies and links to strategic partners.

We believe that offering the PlayBOX Jukebox as a complimentary service to all users of the PlayBOX website will be essential in drawing traffic to our website and our clients’ songs and products. Once we have established a user base of at least 1,000 users, we will then attempt to build an additional revenue stream by offering advertising or promotions space on our website.

INTELLECTUAL PROPERTY

We own intellectual property rights relating to the PlayBOX online music application that includes trade secrets and copyright. We seek to protect our intellectual property by generally limiting access to it, treating portions of it as trade secrets and obtaining confidentiality or non-disclosure agreements from persons who are given access to it, including our developers.

TradeMark Applications

PlayBOX made an initial trademark application for the name “PlayBOX” in the United Kingdom in 2004. The application was rejected due to identical applications already being in existence. We have been advised by legal counsel it may be possible to re-apply for trademark protection by adding a distinctive (not descriptive) logo or an extra word or words to the “PlayBOX” name. We plan to evaluate a re-submission for trademark application with a distinctive (not descriptive) logo or an extra word or words as our business progresses and if we have sufficient funds with which to pursue the trademark application.

Given the lack of success with our initial trademark application and the possible conflicting marks identified by our trademark searches, we cannot provide investors with any assurance that we will be able to achieve any trademark protection for the “PlayBOX” name online music application. As a result, third parties might be able to sell competing products with names incorporating these terms, and our ability to build goodwill and brand recognition for our products may be compromised. Further, there is a risk that a competitor or other business or person may claim that our use of the “PlayBOX” name in connection with our online music application violates the trademark or other intellectual property rights of the competitor or other business or person. We have not received any such claims to date.

Patents

PlayBOX Inc filed for patent protection in the United Kingdom for the PlayBOX application as of January 31, 2004. PlayBOX Inc. decided not to proceed with the patent process after their research determined that similar technologies existed in the public domain. The patent application was allowed to lapse. Accordingly, we believe it likely that we will not be able to obtain any patent protection for the PlayBOX on-line music application.

COMPLIANCE WITH GOVERNMENT REGULATION

In the United Kingdom, PlayBOX will need to acquire a Joint Online Download License, through MCPS-PRS alliance (The Mechanical-Copyright Protection Society (MCPS), The Performing Right Society (PRS) and their operational alliance). This license will allow PlayBOX to sell copyrighted media through its networks on behalf of artists and record labels. The license covers all copyrighted works sold and a percentage of revenue earned from works sold is then paid monthly to the MCPS-PRS alliance. The cost to obtain the license includes a £500 (equal to approximately $935 based on a foreign exchange rate on May 25, 2006 of $1.87:£1.00) set-up fee, a £200 (equal to approximately $374 based on a foreign exchange rate on May 25, 2006 of $1.87:£1.00) per quarter ongoing license fee and a 8.5% revenue sharing fee. Given this expense, we have determined to pursue this license at such time as we sign up a client that would require that we obtain the license to sell copyrighted media through our networks.

Other elements PlayBOX has acquired to meet government regulation is an Entrust Secure Certificate. This ensures the security of the interface to users wishing to purchase content. Also a Data Protection Certificate, which a ensures the data that PlayBOX has captured will not be passed to any third party that might cause damaging effects to that user. Both of these regulations are presently covered by PlayBOX.

COMPETITION

The legal music download industry in which PlayBOX operates only really took off in March 2004 with the launch of iTunes (Apple Inc. music service). In the time since then, a large number of competitors have moved into this young marketplace, bringing new elements and innovations. The industry has, in the last two years become very vast with many different offerings and products available.

PlayBOX software and services focus’s on its own niche in the music download marketplace, where there are still few competitors. At this stage we can break our competition down into the Digital Music Services and The Digital Download Service Providers. However in the future as the music industry takes more control of the online digital distribution of its content, the record labels/publishers, offline content distributors and well established artists/musicians, will be looking at directly controlling the online download market with their own services.

The following is a breakdown of the main competitive elements that exist at this present moment:

Digital Music Services

A digital music service sells licensed music content to consumers online via a website or music application. For a music service to function, it needs to obtain access to as much content as possible, offering its consumers as much choice as possible. There are a number of models of services, each one aimed at creating the optimum user experience.

There are now a large number of these services worldwide and they all have unique elements that attract consumers. Apple Inc. is the present market leader and have market share of over 60% with their combined iTunes and iPod offering. iTunes was one of the first legal digital music services and offer an end to end service for the consumer. They offer a free downloadable music application/library that allows them to manage and listen to their music on their Computer. From this application, the user can access the internet and the iTunes music service, where they can sample and purchase music. This music is offered on à-la carte/pay-as-you-go basis. This means a user can purchase one track at a time or a whole album. The opposite service to this is the subscription based service, where a subscribed user has access to a set number of tracks for a monthly fee.

The following table shows the business models of the major competing digital music service providers:

Service	Core Offer	Payment Method	Unique Offering
iTunes	à-la-carte downloads	pay per song, music allowance accounts, gift certificates sold at iTunes and Apple Stores	audiobooks, share music samples via email, exclusive tracks and on- demand videos, customised playlists, transfer to portable player (iPod)
Napster 2.0	track streaming, customised streaming, à-la-carte downloads	monthly subscription for Napster Premium, pay per song, Napster Card sold at over 14,000 retailers	playlist recommendations and sharing, exclusive material (on- demand videos, free online music magazine, exclusive tacks, in- studio performances), transfer to portable player
Rhapsody	track streaming, customised streaming	monthly subscription, with additional charge for CD burning	access music from any PC
MusicMatch	track streaming, customised streaming, à-la-carte downloads	one-off fee for MusicMatch Jukebox Plus, pay per song thereafter	transfer to portable players, personalise CD package, new music recommendations based on customer playlist
OD2 (branded by HMV, Fnac, MSN, etc.)	track streaming, à-la- carte downloads	pre-payment credits (activities such as downloads and streams have different credit value), pay peer song, subscription	discounts for products paid with credits, transfer to portable player, news and special features with artists

The way PlayBOX differs from iTunes is that it offers the services needed to distribute online, to artists and record labels. This means the record label or artist now has the ability to distribute music online just like iTunes, with their own service, directly from their website. Our business model means they can sell their music at whatever price they wish on an a-la-carte (pay-as-you-go) basis. Our future goal is to be a digital download service provider by establishing our own online service to attract internet users to our brand and our client’s services.

Digital Download Service Providers (DSP)

There are a number of digital download service providers in the UK. A digital download service provider offers the relevant services that allow a music company to start selling music download from their own personalised web shop. Some of the services offered include:

  Design and development
  ePayment
  Hosting
  Streaming bandwidth
  Tracking and reporting on the service
  Extra content to sell
  Music Download Chart Listing

These are a few of the services available, some of the digital download providers compile services through strategic partnerships with specialists service providers and then offer the music company an entire array of services that will allow them to start trading music and other content online.

The following is a list of the DSP’s with which we compete:

  7 Digital (www.7digital.com)
  MPP (www.mppglobal.com)
  Music Control (www.musiccontrol.com)
  OD2/Loudeye (www.ondemanddistribution.com)

OD2 is the market leader in this area and is the company behind Mycokemusic.

There are a number of large competitors currently operating in this industry that provide digital music services, including:

  RealNetworks (www.realnetworks.com)
  Apple Inc. (www.apple.com/itunes)
  Microsoft (www.microsoft.com)
  Sony Online Entertainment (www.sonyconnect.com)
  Napster (www.napster.com)

These competitors have aimed their services predominantly at large record labels and music publishers. There is always the risk that they might tailor their services towards PlayBOX’s niche target market. These companies have financial and other resources far in excess of PlayBOX. Apple is the frontrunner in this industry with almost 60% market share, driven mainly by their digital rights management software –Fairplay and their iPod digital music device. Because iPod users must use Apple’s download platform iTunes to load music onto their iPod, Apple has essentially secured their own marketplace.

Our strategy is to differentiate ourselves by targeting the niche market consisting of unsigned artists and small to medium-sized record labels, and by offering them a complete solution to marketing their music catalogues online. PlayBOX is not the first company to target this niche market, but we believe we are the first to offer artists the option of selling their music directly from their own website. We believe the following companies currently form PlayBOX’s direct competition with respect to our target markets:

  7 Digital (www.7digital.com)
  MPP (www.mppglobal.com)
  Music Control (www.musiccontrol.com)

7 Digital and MPP are digital download service providers, offering their services to record labels or established artists. These services use very similar models to PlayBOX’s, providing a hosted solution running all clients services. 7 Digital is a larger company than PlayBOX and focuses on more established artists and record labels. Their products are more expensive than PlayBOX’s, a vital concern for independent acts and labels. As well, we believe that they don’t offer the level of bespoke or customizable solutions which PlayBOX does or provide the promotional services of our website. Music Control is a small company specifically focused on providing services to unsigned artists and record labels. However, they also do not provide the promotional support that we intend to provide.

EMPLOYEES

As of the date of this prospectus, we had one full-time employee, namely Mr. Robert Burden, our sole director and executive officer.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have spent the following amounts on research and development activities, which activities have been comprised of product and corporate development:

	Six Months ended March 31, 2006	Fiscal Year ended September 30, 2005	Fiscal Year ended September 30, 2004
Amount of Research and Development Expenditures	$1,051	$28,071	$Nil

SUBSIDIARIES

We have one wholly-owned subsidiary, namely PlayBOX UK.

REPORTS TO SECURITY HOLDERS

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register our common stock under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

PLAN OF OPERATIONS

Our plan of operations for the next twelve months is to complete the following objectives within the time periods and budgets specified:

1.

We plan to carry out sales and marketing of our PlayBOX online music service with the objective of securing sales of our White Label interface to music artists and our Aggregator interface to record labels. Our Bespoke interfaces will be targeted predominantly towards companies involved in the music industry. We plan to undertake a number of marketing and promotional campaigns over the next 12 months with the objective of establishing sales momentum. We estimate $11,000 per month will be spent on our proposed marketing campaigns and promotions in that 12-month period, for anticipated total annual expenditures of $132,000. This amount is primarily comprised of a salary to Mr. Robert Burden, our sole executive officer and director, who will carry out the bulk of our marketing and promotional activities. Mr. Burden’s salary is approximately $6,000 per month.

2.

We anticipate spending approximately $10,000 over the next 12 months to various third parties to run our PlayBOX service. These parties’ elements are: (i) dedicated server through Open Hosting Ltd., (ii) ePDQ payment interface, provided by Barclaycard UK, (iii) Digital Rights Management Interface, provided by IFDNRG Ltd., (iv) the administration of these elements in the PlayBOX system.

3.	We anticipate spending approximately $17,000 over the next twelve months in continuing the upgrading, development and design of our PlayBOX system.

4.

We anticipate spending approximately $2,000 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $24,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of rent and office services, technical support and hosting services and general office expenses.

5.

We anticipate spending approximately $40,000 in completing this filing of this registration statement and becoming a reporting company under the Securities Exchange Act of 1934. These expenses will consist primarily of professional fees relating to the completion of this offering.

As at March 31, 2006, we had cash of $110,227 and a working capital deficit of $25,101. We anticipate that our planned expenditures over the next twelve months in the amount of $223,000 will exceed our cash reserves and working capital. Accordingly, we anticipate that we will require financing in the amount of approximately $248,000 in order to carry out our plan of operations for the next twelve months.

During the twelve month period following the date of this registration statement, we anticipate that we will not generate revenues that exceed our operating costs. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations over the next four months without additional financing. We believe that we will require additional financing in order to commercialize our PlayBOX music download service in order to earn revenues that exceed our operating expenses. We believe that debt financing will not be an alternative for funding of our planned activities as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We are presently in negotiation with a small number of investors for the advance of a loan that would be convertible into shares of our common stock and possibly also warrants to purchase additional shares of our common stock. Our ability to cause conversion of the loan would be subject to our achievement of certain agreed conditions. No agreements have been entered into and we cannot provide investors with any assurance that this or any other financing will be sufficient to fund our plan of operations. At this time, all potential investors and all discussions are taking place outside of the United States. We may also seek to obtain additional financing from our principal shareholders, although none of our shareholders have committed to advance any shareholder loans to us. In the absence of such financing, we may not be able to continue our plan of operations beyond the next three months and our business plan will fail. If we do not continue to obtain additional financing, we will be forced to abandon our plan of operations and our business activities.

PRESENTATION OF FINANCIAL INFORMATION

Effective March 24, 2006, we acquired 100% of the issued and outstanding shares of PlayBOX UK by issuing 12,000,000 shares of our common stock. Notwithstanding its legal form, our acquisition of PlayBOX UK has been accounted for as a reverse acquisition, since the acquisition resulted in the former shareholders of PlayBOX UK owning the majority of our issued and outstanding shares. Because Boyd Holdings Inc. (now PlayBOX (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by PlayBOX UK accompanied by a recapitalization. Under the rules governing reverse acquisition accounting, the results of operations of PlayBOX (US) Inc. are included in our consolidated financial statements effective March 24, 2006. Our date of inception is the date of inception of PlayBOX UK, being August 21, 2003, and our financial statements are presented with reference to the date of inception of PlayBOX UK. Financial information relating to periods prior to March 24, 2006 is that of PlayBOX UK.

CRITICAL ACCOUNTING POLICIES

Development Stage Company

We are a development stage company as defined by Financial Accounting Standards No. 7. We are presently devoting all of our present efforts to establishing a new business. All losses accumulated since inception have been considered as part of our development stage activities.

Revenue Recognition

We recognize revenue when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

Foreign Currency Translations

Our functional and reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

(i)	assets and liabilities at the rate of exchange in effect at the balance sheet date;

(ii)	equity at historical rates; and

(iii)	revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholder’s equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized as income in the period when it is realized.

RESULTS OF OPERATIONS

The following summary of our results of operations should be read in conjunction with our audited financial statements that are included herein. References to fiscal 2005 and 2004 are to our fiscal years ended September 30, 2005 and 2004, respectively. References to the first half of fiscal 2006 and 2005 are to the six months ended March 31, 2006 and 2005, respectively.

					Cumulative
					from
					Incorporation
	Six Months	Six Months	Year Ended	Year Ended	(August 21,
	ended March	ended March	September	September	2003) to March
	31, 2006	31, 2005	30, 2005	30, 2004	31, 2006
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Unudited)
Revenues:
Sales	$263	$-	$381	$-	$644
Cost of Sales	201	-	777	-	978
Net Revenues	$62	$-	$396	$-	$(334)
General and Administrative
Expenses:
Salaries and Wages	$(29,625)	$(35,877)	$(69,284)	$(25,982)	$(124,891)
Auditing and Accounting	(11,902)	(5,449)	(30,528)	(29,524)	(71,954)
Rent	(5,253)	(5,637)	(11,101)	(4,528)	(20,882)
Office and Miscellaneous	(1,500)	(4,697)	(6,056)	(319)	(7,875)
Development	(1,051)	(21,374)	(28,071)	-	(29,122)
Travel and Promotion	(595)	(510)	(955)	(866)	(2,416)
Depreciation	(304)	(326)	(641)	(98)	(1,043)
Marketing and Public	-	(15,470)	(20,783)	(10,542)	(31,325)
Relations
Consulting and Technical	-	(5,404)	(7,264)	(1,811)	(9,075)
Support
Legal	-	(1,127)	(1,665)	(906)	(2,571)
Net Loss for the Period	$(50,168)	$(95,871)	$(176,744)	$(74,576)	$(301,488)

Key factors affecting our results of operations are discussed as follows:

Revenue

We achieved our initial sales from the PlayBOX online music application in the second half of fiscal 2005. We achieved further sales in the fist half of fiscal 2006. Our initial sales have been attributable to sales of web hosting services that we provide to Little Bazaar, which is our initial and only current paying customer. Our sales continue to be insignificant in terms of our overall operating expenses.

Our costs of sales are primarily comprised of costs to our network service provider that provides us with the network services that we require in order to enable us to provide web hosting services to customers.

Salaries and Wages

Salaries and wages are primarily comprised of salary paid to Robert Burden, our sole executive officer and employee.

Increased salaries and wages during fiscal 2005 compared to fiscal 2004 reflect the fact that Mr. Burden joined PlayBOX UK in April 2004. These compensation expenses continued during the first half of fiscal 2006.

Accounting and Auditing

Accounting and auditing expenses are attributable to the preparation and audit of our financial statements.

Our accounting and auditing expenses increased substantially in the first half of fiscal 2005 compared to the first half of fiscal 2006 as we completed the preparation and audit of our financial statements for fiscal 2005 in anticipation of filing of a registration statement with the United States Securities and Exchange Commission.

Rent

Rent expense was attributable to amounts paid on account of our rent of share office premises in London, England. These amounts were originally paid to Outlander until our agreement with Outlander was replaced with our agreement with Azuracle on July 1, 2005.

Office and Miscellaneous

Office and miscellaneous expenses are comprised of general office and administrative expenses not covered under our agreement not Azuracle.

Development Costs

Our development costs are comprised of development expenses paid to Xeris to upgrade the White Label, Aggregator and Bespoke interfaces and the integration of e-commerce and hosting functionality and a digital rights management interface. This work was completed in fiscal 2005. Development costs decreased during the first half of 2006 as we completed this work in fiscal 2005 and have shifted our focus to marketing our PlayBOX online music application.

Marketing and Public Relations

Our marketing and public relations expenses were comprised of amounts paid to Outlander in fiscal 2005 and fiscal 2004 in connection with the marketing of our PlayBOX online music application. Our marketing and public relations expenses decreased to $nil for the first half of fiscal 2006 as a result of our decision to abandon these marketing efforts through Outlander.

Intellectual Property

We expensed the intellectual property associated with our PlayBOX online music application acquired on March 31, 2006 due to our determination that the cost of the intellectual property purchased during the current fiscal year does not meet the criteria for capitalization as set out in SFAS No. 86.

Loss from Operations

Our loss from operations decreased to $50,168 for the first half of fiscal 2006 from $95,871 for the first half of fiscal 2005 due to reduced development and marketing and public relations expenses and a reduction of the value of the United States dollar in comparison to the United Kingdom pound.

Our loss from operations increased to $176,744 for fiscal 2005 from $74,576 for fiscal 2004 due to the hiring of Robert Burden as the managing director of PlayBOX UK and increased auditing and accounting, development and marketing and public relations expenses. These increased expenses are representative of our increased business development and marketing efforts in connection with our efforts to commercialize our PlayBOX online music application.

LIQUIDITY AND CAPITAL RESOURCES

We had cash of $110,227 and a working capital deficit of $25,101 at March 31, 2006, compared to cash of $3,027 and a working capital deficit of $75,591 at September 30, 2005.

Acquisition of PlayBOX UK

We raised an aggregate of $165,257 in financing in connection with our acquisition of PlayBOX UK. This financing included (i) a private placement of 705,139 shares of our common stock at a price of $0.05 per share for total proceeds of $35,257 and (ii) a loan of $130,000. The creditor who advanced the $130,000 subsequently converted its loan into 520,000 shares of our common stock upon the completion of our acquisition of ownership of the PlayBOX online music application on March 31, 2006.

Plan of Operations

We estimate that our total expenditures over the next twelve months will be approximately $223,000, as outlined above under the heading “Plan of Operations”. While this amount will be offset by any gross profits that we earn from sales of our PlayBOX online music application, we anticipate that our cash and working capital will not be sufficient to enable us to undertake our plan of operations over the next twelve months without our obtaining additional financing. Accordingly, we anticipate that we will require additional financing in order to enable us to sustain our operations for the next twelve months, as outlined above.

Cash used in Operating Activities

We used cash of ($42,448) in operating activities during the first six months of fiscal 2006 and ($163,626) during fiscal 2005. Since inception, we have used cash of ($247,444) in operating activities. We have applied cash generated from financing activities to fund cash used in operating activities.

Cash from Investing Activities

We acquired cash of $26 upon completion of our acquisition of PlayBOX UK. We used cash of ($712) during fiscal 2005 which was attributable to purchases of equipment.

Cash from Financing Activities

We acquired cash from investing activities of $150,560 during the first six months of fiscal 2006 and $170,187 during fiscal 2005.

PlayBOX Inc. advanced $159,064 to PlayBOX UK during the period from inception to September 30, 2005. This amount was converted into shares of PlayBOX UK on April 28, 2005 which shares were then exchanged for shares of our common stock upon completion of the Share Exchange Agreement on March 24, 2006. As a result, no amount of this loan was outstanding as of March 31, 2006 or is currently outstanding.

We obtained loans totalling $130,000 in March 2006 in order to enable us to complete our acquisition of PlayBOX UK. Upon the completion our acquisition of the intellectual property rights to the PlayBOX online music application, the investor agreed to convert this loan into 320,000 common shares of our common stock at $0.25 per share. Accordingly no amount of these loans is currently outstanding.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

DESCRIPTION OF PROPERTIES

Our executive office is located at Suite 5.15, 130 Shaftesbury Avenue, London, England W1D 5EU. We occupy these premises under a contract with Azuracle, which provides us with office space in shared office premises and administration services, including telephone, reception and Internet access services in consideration of a management fee of £500 per month ($935 per month based on a foreign exchange rate on May 25, 2006 of $1.87:£1.00) .

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Purchase of Founder’s Shares

Annette Cocker, our initial director and officer, acquired 500,000 shares of our common stock effective May 31, 2005, at a price of $0.001 per share. Ms. Cocker paid a total purchase price of $500 for these shares.

Robert Burden

Robert Burden is our sole officer and director. Prior to our acquisition of PlayBOX UK, Mr. Burden was the managing director and a shareholder of PlayBOX UK. Under the share exchange agreement whereby we acquired PlayBOX UK as our wholly-owned subsidiary on March 24, 2006, Mr. Burden received 1,410,072 shares in our company in exchange for his shares in PlayBOX UK. Upon the acquisition of PlayBOX UK, Mr. Burden was appointed to replace Ms. Cocker as our sole officer and director.

Mr. Burden provides his services as managing director and employee of PlayBOX UK under contracts between Mr. Burden and PlayBOX UK dated April 13, 2004. Mr. Burden is obligated to devote his full business time to our business. We have agreed to pay to Mr. Burden a salary of £30,000 ($51,000 per annum based on a foreign exchange rate on May 25, 2006 of $1.87:£1.00) per annum. In addition, PlayBOX UK agreed to issue to Mr. Burden up to maximum of 245,000 ordinary shares of PlayBOX UK. By agreement, all 245,000 shares were issued to Mr. Burden prior to the execution of the Share Exchange Agreement. These shares were exchanged for 1,410,072 shares of our common stock upon completion of our acquisition of PlayBOX UK. No additional shares are issuable to Mr. Burden pursuant to his employment contracts.

PlayBOX Inc.

PlayBOX UK’s initial corporate activities were funded by PlayBOX Inc. PlayBOX UK entered into a loan agreement dated October 4, 2003 with PlayBOX Inc. whereby PlayBOX Inc. agreed to extend a secured loan facility to PlayBOX UK in the maximum amount of £150,000 ($280,500, based on the foreign exchange rate on May 25, 2006 of $1.87:£1.00) . As at April 28, 2005, PlayBOX UK’s outstanding debt to PlayBOX Inc. under the secured loan facility was $159,064. PlayBOX UK and PlayBOX Inc. entered into a debt settlement agreement on April 28, 2005 whereby the outstanding debt was settled by the issuance to PlayBOX Inc. of 1,075,000 Ordinary A shares in the capital of PlayBOX UK. PlayBOX Inc. subsequently exchanged these shares for shares of our common stock upon completion of the Share Exchange Agreement on March 24, 2006.

PlayBOX Inc. was issued 9,956,835 shares of our common stock on March 24, 2006 upon the completion of our acquisition of PlayBOX UK pursuant to the Share Exchange Agreement. These shares were issued by us in exchange for PlayBOX Inc.’s shares in PlayBOX UK. The cost to PlayBOX Inc. of its shares in PlayBOX UK was $170,683, being: (i) $159,064 for the shares issued upon the debt settlement, (ii) £1 ($2 based on a foreign exchange rate on August 23, 2003 of $1.5758: £1.0000) for the purchase of its initial shares of PlayBOX UK, and (iii) £6,549 ($11,617 based on a foreign exchange rate on April 30, 2004 of $1.7744: £1.0000) for a subsequent purchase of shares of PlayBOX UK. PlayBOX Inc. subsequently transferred 4,125,000 shares to five of the selling shareholders named herein in private transactions.

PlayBOX Inc. and The Keydata Technology Partnership 1 LLP

We purchased the PlayBOX online music application from PlayBOX Inc. on March 31, 2006 pursuant to an intellectual property acquisition agreement between us and PlayBOX Inc. dated March 31, 2006 . This acquisition followed the concurrent re-acquisition by PlayBOX Inc. of the intellectual property from The Keydata Technology Partnership 1 LLP. We issued 10,000,000 shares of our common stock to PlayBOX Inc. in consideration of these intellectual property assets. PlayBOX Inc. in turn transferred 10,000,000 shares of our common stock to The Keydata Technology Partnership 1 LLP in connection with the acquisition of the PlayBOX application from The Keydata Technology Partnership 1 LLP.

The Keydata Technology Partnership 1 LLP was not a party that was related to us at the time of our execution of the asset purchase agreement with PlayBOX Inc. The Keydata Technology Partnership 1 LLP became one of our principal shareholders as a result of the completion of these transactions. The Keydata Technology Partnership 1 LLP is a limited liability partnership organized under the laws of the United Kingdom. We are advised that there are one hundred sixty six equity partners in The Keydata Technology Partnership 1 LLP and that Mr. Stuart Ford is the administrator of the partnership and a designated partner. The divestiture by The Keydata Technology Partnership 1 LLP of the PlayBOX online music application was approved by the limited partners at an extraordinary general meeting of the limited partners called for that purpose of approving the transaction.

The Keydata Technology Partnership 1 LLP is a limited liability partnership that is at arms length to PlayBOX Inc.

Each of these agreements is described in detail above under “Organization since Incorporation” and “Description of Business – Corporate Organization.”

Outlander Management Ltd.

Outlander Management, a private corporation that provided administration services to PlayBOX UK, was issued 575,540 shares of our common stock on March 24, 2006 in exchange for the shares of PlayBOX UK held by Outlander Management. The cost to Outlander Management of its shares in PlayBOX UK was £1,000 ($1,774 based on a foreign exchange rate on April 30, 2004, of $1.7744:£1.0000) .

We paid or accrued the following fees to Outlander Management during 2005 and 2004 in respect of administrative services provided by Outlander Management:

Expense	Year ended September 30, 2005	Year ended September 30, 2004
Accounting	$6,661	$3,623
Legal fees	$1,665	$906
Marketing and Public Relations	$16,652	$9,057
Rent	$8,326	$4,528
Consulting and Technical Support	$5,828	$1,811

As at September 30, 2005, we have an amount payable to Outlander Management of $23,532 for management services. This amount had decreased to $23,225 as of March 31, 2006

Azuracle Ltd.

As at September 30, 2005, we owed $2,775 to Azuracle for rent for the period from July 1 to September 30, 2005. This amount had increased to $5,253 as at March 31, 2006. Azuracle is a related party to our company because it has a director in common with Outlander Management, one of our promoters. The name of the director in common is Ulrik Debo.

Azuracle has agreed to defer the payment of the outstanding amounts which we owe them until such time as we have arranged and received sufficient funding to pay our accrued liabilities.

DeBondo Capital Inc.

As at September 30, 2005, we owed £3,871 ($6,824 based on a foreign exchange rate on September 30, 2005 of $1.7628:£1.000) to DeBondo for advances made to pay for some of our expenses. This amount had decreased to $6,735 as at March 31, 2006. DeBondo is a related party to our company because it has a director in common with Outlander Management, one of our promoters. The name of the director in common is Ulrik Debo.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, subject to the effectiveness of the registration statement of which this prospectus forms a part and also subject to the registration of our common stock under section 12(g) of the Securities Exchange Act of 1934, as amended. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 56 registered stockholders.

Rule 144 Shares

There are no shares of our common stock are available for resale to the public in accordance with the requirements of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company’s common stock then outstanding; or

2.	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We agreed to register the resale of the 520,000 shares of our common stock issued in the April 30, 2006 debt conversion. We have not granted registration rights to the selling stockholders or to any other person.

Options, Warrants and Other Convertible Securities

We do not have any common stock subject to outstanding options or warrants, and there are no securities outstanding that are convertible into shares of our common stock.

Dividends

There are no restrictions in our Articles of Incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information as to our president and chief executive officer, Robert Burden, for the fiscal years ended September 30, 2005 and September 30, 2004. We do not have any other executive officers.

No compensation was paid to Mr. Burden other than the cash and stock option compensation set forth below.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards	Securities Underlying Options/ SARS (#)	LTIP payouts ($)
Robert Burden, President(2)(3)	2005 2004 2003	63,801 24,120 Nil	Nil Nil Nil	3,916(1) 733(1) Nil(1)	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)	Comprised of the issuance of ordinary shares of PlayBOX UK which were subsequently exchanged for 1,410,072 shares of our common stock upon completion of our acquisition of PlayBOX UK.
(2)	Mr. Burden has been our chief executive officer since March 24, 2006. Compensation amounts for the fiscal years ended September 30, 2005 and 2004 were paid by PlayBOX UK.
(3)

Ms. Annette Cocker was our chief executive officer from April 1, 2005, the date of our incorporation, to March 24, 2006, the date she was replaced by Mr. Burden. We did not pay any compensation to Ms. Cocker during this period.

Employment Agreements

Robert Burden provides his services as managing director and employee of PlayBOX UK under contracts between Mr. Burden and PlayBOX UK dated April 13, 2004. We have agreed to pay to Mr. Burden a salary of £30,000 per annum ($51,000 per annum based on a foreign exchange rate on May 25, 2006 of $1.87:£1.00) . In addition, PlayBOX UK agreed to issue to Mr. Burden 245,000 ordinary shares of PlayBOX UK. By agreement, all 245,000 shares were issued to Mr. Burden prior to the execution of the Share Exchange Agreement. These shares were exchanged for 1,460,072 shares of our common stock upon completion of our acquisition of PlayBOX UK. No additional shares are issuable to Mr. Burden pursuant to his employment contracts.

Compensation of Directors

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants

We have never granted any stock options to our directors and officers.

Exercises of Stock Options and Year-End Option Values

None of our directors or officers exercised any stock options (i) during our most recent fiscal year ended September 30, 2005, or (ii) since the end of our most recent fiscal year on September 30, 2005.

Outstanding Stock Options

Our director and officer does not hold any options to purchase any shares of our common stock.

FINANCIAL STATEMENTS

The following financial statements of PlayBOX (US) Inc. and its predecessors listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

PLAYBOX (US) INC. (CONSOLIDATED - UNAUDITED)

  Unaudited interim consolidated balance sheets as at March 31, 2006

  Unaudited interim consolidated Statements of Changes in Stockholders’ Deficiency for the period from August 21, 2003 to March 31, 2006

  Unaudited interim consolidated Statements of Operations for the six months ended March 31, 2006 and 2005 and for the period from incorporation (August 21, 2003) to March 31, 2006

  Unaudited interim consolidated Statements of Cash Flows for the six months ended March 31, 2006 and 2005 and for the period from incorporation (August 21, 2003) to March 31, 2006

  Notes to Interim Consolidated Financial Statements

PLAYBOX MEDIA LIMITED (AUDITED)

  Report of Independent Registered Public Accounting Firm

  Balance Sheets as at September 30, 2005 and 2004

  Statements of Changes in Stockholders’ Deficiency for the period from incorporation (August 21, 2003) to September 30, 2005

  Statements of Operations for the years ended September 30, 2005 and 2004 and for the period from incorporation (August 21, 2003) to September 30, 2005

  Statements of Cash Flows for the years ended September 30, 2005 and 2004 and for the period from incorporation (August 21, 2003) to September 30, 2005

  Notes to Financial Statements

BOYD HOLDINGS INC. (AUDITED)

  Report of Independent Registered Public Accounting Firm

  Audited balance sheet as at September 30, 2005

  Audited Statement of Changes in Stockholders’ Equity for the period from incorporation (April 1, 2005) to September 30, 2005

  Audited Statement of Operations for the period from incorporation (April 1, 2005) to September 30, 2005

  Audited Statement of Cash Flows for the period from incorporation (April 1, 2005) to September 30, 2005

  Notes to Financial Statements

PLAYBOX (US) INC.

(Formerly Boyd Holdings Inc.)

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2006

US FUNDS

(Unaudited)

Playbox (US) Inc.	Statement 1
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Balance Sheet
US Funds

	March 31,	September 30,
	2006	2005
ASSETS	(Unaudited)	(Audited)
Current
Cash	$110,227	$3,027
Accounts receivable	3,086	268
	113,313	3,295

Property and Equipment (Note 3)	844	1,148
	$114,157	$4,443

LIABILITIES
Current
Accounts payable	$81,253	$1,846
Accrued liabilities	27,201	34,870
Due to related parties (Note 8a)	29,960	42,170
	138,414	78,886
Going Concern (Note 1)

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common Stock
Authorized: 100,000,000 shares with $0.001 par value
Issued and fully paid: 28,225,139 shares (September 30,
2005 - 12,000,000) - Statement 2 (Note 7)	28,225	12,000
Additional paid-in capital - Statement 2 (Note 7)	2,751,675	166,542
Preferred Stock
Authorized: 5,000,000 shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Loss - Statement 2	(3,011)	(2,113)
Deficit – Accumulated during the development stage - Statement 2	(2,801,146)	(250,872)
	(24,257)	(74,443)
	$114,157	$4,443

- See Accompanying Notes -

Playbox (US) Inc.	Statement 2
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Changes in Stockholders’ Deficiency
US Funds
(Unaudited)

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders’
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficiency
Shares issued for cash at $2.00
per share – August 21, 2003	6	$-	$2	$-	$-	$2

Balance - September 30, 2003	6	-	2	-	-	2
Stock Split– April 30, 2004	570	-	-	-	-	-
Shares issued for cash at
$0.003 per share – April 30,
2004	4,344,749	4,345	9,046	-	-	13,391
Shares issued for consulting at
$0.003 per share -September
30, 2004	235,010	235	498	-	-	733
Loss for the year	-	-	-	(74,576)	-	(74,576)
Foreign currency translation
adjustment	-	-	-	-	710	710

Balance - September 30, 2004	4,580,335	4,580	9,546	(74,576)	710	(59,740)
Shares issued for consulting at
$0.003 per share -November
2, 2004	235,010	235	548	-	-	783
Shares issued for consulting at
$0.003 per share - February
1, 2005	235,010	235	548	-	-	783
Shares issued for consulting at
$0.025 per share – April 21,
2005	57,553	58	1,378	-	-	1,436
Shares issued for consulting at
$0.003 per share – April 28,
2005	705,042	705	1,645	-	-	2,350
Shares issued for debt at $0.026
per share - April 28, 2005
(Note 6)	6,187,050	6,187	152,877	-	-	159,064
Loss for the period	-	-	-	(176,296)	-	(176,296)
Foreign currency translation
adjustment	-	-	-	-	(2,823)	(2,823)

Balance - September 30, 2005
- Issued before acquisition	12,000,000	12,000	166,542	(250,872)	(2,113)	(74,443)
Acquisition of PlayBOX MEDIA
LIMITED - Recapitalization -
March 31, 2006 (Note 1)	5,705,139	5,705	(34,538)	-	-	(28,833)
Shares issued for debt at $0.25
per share - March 31, 2006	520,000	520	129,671	-	-	130,191
Shares issued for intellectual
property at $0.25 per share -
March 31, 2006	10,000,000	10,000	2,490,000	-	-	2,500,000
Loss for the period	-	-	-	(2,550,274)	-	(2,550,274)
Foreign currency translation
adjustment	-	-	-	-	(898)	(898)

Balance - March 31, 2006	28,225,139	$28,225	$2,751,675	$(2,801,146)	$(3,011)	$(24,257)

- See Accompanying Notes -

Playbox (US) Inc.	Statement 3
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Operations
US Funds
(Unaudited)

			Cumulative
			From
			Incorporation
	For the Six	For the Six	(August 21,
	Months Ended	Months Ended	2003) to
	March 31,	March 31,	March 31,
	2006	2005	2006
Revenues
Sales	$263	$-	$644
Cost of Sales	201	-	978

Gross Margin	62	-	(334)

General and Administrative Expenses
Salaries and wages	29,625	35,877	124,891
Auditing and accounting	11,902	5,449	71,954
Rent	5,253	5,637	20,882
Office and miscellaneous	1,500	4,697	7,875
Development	1,051	21,374	29,122
Travel and promotion	595	510	2,416
Depreciation	304	326	1,043
Marketing and public relations	-	15,470	31,325
Consulting and technical support	-	5,404	9,075
Legal	-	1,127	2,571
Total General and Administrative Expenses	50,230	95,871	301,154

Loss from Operations	(50,168)	(95,871)	(301,488)

Other Income (Expense)
Intellectual property (Note 4)	(2,500,000)	-	(2,500,000)
Interest income (expense)	(106)	315	342

Loss for the Period	$(2,550,274)	$(95,556)	$(2,801,146)

Loss per Share – Basic and Diluted	$(0.21)	$(0.02)

Weighted Average Shares Outstanding	12,000,000	4,964,077

Comprehensive Loss
Loss for the period	$(2,550,274)	$(95,556)	$(2,801,146)
Foreign currency translation adjustment	(898)	(2,778)	(3,011)
Total Comprehensive Loss for the Period	$(2,551,172)	$(98,334)	$(2,804,157)

Comprehensive Loss per Share	$(0.21)	$(0.02)

- See Accompanying Notes -

Playbox (US) Inc.	Statement 4
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Cash Flows
US Funds
(Unaudited)

			Cumulative
			From
			Incorporation
	For the Six	For the Six	(August 21,
	Months Ended	Months Ended	2003) to
	March 31,	March 31,	March 31,
	2006	2005	2006
Operating
Loss for the period	$(2,550,274)	$(95,556)	$(2,801,146)
Items not involving an outlay of cash:
Depreciation	304	326	1,043
Shares for consulting services	-	3,019	6,085
Shares for intellectual property	2,500,000	-	2,500,000
Changes in non-cash working capital items:
Accounts receivable	(2,818)	(9,067)	(3,086)
Accounts payable	26,831	8,708	28,677
Accrued liabilities	(16,531)	20,025	20,983
	(42,488)	(72,545)	(247,444)

Investing
Acquisition of property and equipment	-	(712)	(1,887)
Cash acquired on purchase of Boyd Holdings
Inc.	130,626	-	130,626
	130,626	(712)	128,739

Financing
Due to Boyd Holdings Inc.	32,170	-	32,170
Amounts due to related parties	(12,210)	(31,047)	27,316
Loan from related party	-	156,791	159,064
Share issuances for cash	-	-	13,393
	19,960	125,744	231,943

Effect of exchange rate changes on cash	(898)	(2,778)	(3,011)

Net Increase in Cash	107,200	49,709	110,227
Cash - Beginning of period	3,027	1	-
Cash - End of Period	$110,227	$49,710	$110,227

Income Taxes Paid	$-	$-	$-
Interest Paid	$-	$-	$-

Please refer to Note 11 for the supplemental schedule of non-cash investing and financing transactions.

- See Accompanying Notes -

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

1.	Organization and Going Concern

Organization

Boyd Holdings Inc. (the “Company” or "Boyd") was incorporated on April 1, 2005 under the laws of the State of Nevada. On April 12, 2006, the Company changed its name to Playbox (US) Inc.

By letter of intent dated April 18, 2005 and a Share Exchange Agreement ("Agreement") dated May 23, 2005 and as amended June 30, 2005 with PlayBOX MEDIA LIMITED ("Playbox"), a United Kingdom corporation, wherein Boyd agreed to issue to the shareholders of Playbox 12,000,000 Boyd shares in exchange for the 2,085,000 shares that constituted all the issued and outstanding shares of Playbox. On March 24, 2006, Playbox completed the reverse acquisition (“RTO”) under the Agreement with Boyd. Immediately before the date of the RTO, Boyd had 100,000,000 common shares authorized and 5,705,139 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,085,000 issued and outstanding shares of common stock of Playbox were exchanged for 12,000,000 Boyd shares on an approximate 5.755 to 1 basis.

Immediately after the RTO, the management of Playbox took control of the board and officer positions of Boyd, constituting a change of control. Because the former owners of Playbox gained control of Boyd, the transaction would normally have been considered a purchase by Playbox. However, since Boyd was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of Playbox and the issuance of stock by Playbox (represented by the outstanding shares of Boyd) for the assets and liabilities of Boyd. The value of the net liabilities of Boyd acquired by Playbox is the same as their historical book value, being $28,833. At the date of the acquisition, the balance sheet of Boyd was as follows:

Cash	$130,626
Due from Playbox	32,170
Total Assets	$162,796

Accounts payable	$52,576
Accrued liabilities	8,862
Accrued interest	191
Promissory notes payable	130,000
Total Liabilities	$191,629

Net Liabilities	$28,833

Playbox was incorporated on August 21, 2003 and is a technology and marketing company, headquartered in London, England.

The major asset of Playbox is the worldwide license (the “License”) to exploit software that provides an integrated music interface and music collection manager running on Windows, Linux and Macintosh operating systems. This software is currently being marketed to both the end-user music listener and to record industry companies to enable such companies to embed this software into their websites in order to provide seamless access to on-line music for sale. The software has also been developed to enable the end-user to control their music collection being managed by the Playbox software wirelessly from commonly used devices such as the listeners’ music system or cell phone and to be able to synchronize their music cross-platform with portable music players (iPod, MP3 player, or PDA).

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

1.	Organization and Going Concern – Continued

Going Concern and Liquidity Considerations

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ended September 30, 2006.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at March 31, 2006, the Company has a working capital deficiency of $25,101, an accumulated deficit of $2,801,146 and has incurred an accumulated operating cash flow deficit of $247,444 since incorporation. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the current year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Basis of Consolidation

These interim consolidated financial statements include the accounts of PlayBOX MEDIA LIMITED since its incorporation on August 21, 2003 and Playbox (US) Inc. since the reverse acquisition on March 31, 2006 (Note 1). All intercompany balances and transactions have been eliminated.

	b)	Fiscal Period

The Company’s fiscal year ends on September 30.

	c)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

	e)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

	f)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

	g)	Property and Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

Estimated useful
life (in years)
Office and computer equipment	3

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

h)	Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	i)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	j)	Foreign Currency Translations

The Company’s functional currencies are pounds sterling ("GBP") and the U.S. dollar. The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

		i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date;
		ii)	Equity at historical rates; and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

	k)	Advertising

The Company expenses the cost of advertising when incurred. Advertising expenses are included in selling, general and administrative expenses in the accompanying statements of operations.

	l)	Shipping and Handling Charges

Shipping and handling costs are included in cost of goods sold in the accompanying statements of operations in accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs".

	m)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and amounts due to related parties. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	n)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	o)	Concentrations and Credit Risk

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of amounts due to related parties and promissory notes payable.

	p)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	q)	Stock-Based Compensation

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). Before January 1, 2006, the Company accounted for stock-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complied with the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation”. The Company adopted FAS 123(R) using the modified prospective method, which requires the Company to record compensation expense over the vesting period for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Adoption of SFAS No. 123(R) does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	r)	Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in two segments, Western Europe and the United States (Note 9).

	s)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

	t)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at March 31, 2006. The Company has incurred net losses and has no potentially dilutive common shares; therefore, basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	u)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

	v)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed".

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Capitalized software costs, if any, will be reflected as property and equipment on the balance sheet.

	w)	Obligations Under Capital Leases

Leases are classified as either capital or operating. Leases that transfer substantially all of the benefits and risks of ownership of property to the company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded with its related long-term financing. As at the current period-end, the Company does not have any capital lease obligations. Payments under operating leases are expensed as incurred.

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	x)	Recent Accounting Standards

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. The adoption of SFAS 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. The adoption of SFAS 155 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

	x)	Recent Accounting Standards – Continued

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets”, an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The Company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4”. This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead.

In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

3.	Property and Equipment

Details are as follows:

			Net Book	Net Book
			Value	Value
			March 31,	September 30,
		Accumulated	2006	2005
	Cost	Depreciation	(Unaudited)	(Audited)

Office and computer equipment	$1,887	$1,043	$844	$1,148

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

4.	Agency Exploitation Agreement

By agency exploitation agreement dated March 30, 2004, between the Company and third party licensors, the Company is allowed to use, deal with and exploit the intellectual property rights to the PlayBOX Technology in the regions of Australia, Asia, Europe, United States and Canada. On March 31, 2006, the intellectual property was purchased by the Company and the agency exploitation agreement was cancelled.

The purchase of the intellectual property was pursuant to an agreement dated March 30, 2004, whereby the Company acquired from its majority stockholder, the PlayBOX Technology by issuing 10,000,000 common shares. The PlayBOX Technology is an integrated music interface and music collection manager running on Windows, Linux and Macintosh operating systems. The acquisition is a related party transaction; therefore, the intellectual property will be recorded in the Company’s books in the amount equal to the costs of acquiring and developing the PlayBOX Technology by the majority stockholder. The value assigned was $2,500,000, which is the value of consideration paid by the majority shareholder when they acquired it from a third party. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

5.	Promissory Notes Payable

During the current period, the Company received $130,000 in cash by issuing promissory notes. These Notes bore interest at the US bank prime rate and were payable on demand. By agreement dated March 24, 2006 and effective March 31, 2006, the Company entered into a debt conversion agreement whereby the Company agreed to issue 520,000 common shares valued at $0.25 per share in full settlement of the $130,000 loan advanced to the Company plus related interest of $191.

6.	Loan Payable to Related Party

By agreement dated October 4, 2004 the Company entered into a loan agreement with the majority shareholder whereby the shareholder would make available up to $249,465 (GBP150,000). The facility was to be available in tranches of $49,893 (GBP30,000) every three months. The facility was to be paid, including all accrued interest, by April 1, 2007 and bore interest at 6% per annum above the Svenska Handelsbanken Plc base rate or 10% per annum whichever is greater. During the first eighteen months from the date of the agreement, the loan was interest free. As security the shareholder had a first charge debenture agreement on all Company assets. By agreement dated April 28, 2005, the Company issued 6,187,050 common shares in full settlement of the $159,064 (GBP83,450) balance owing. The loan facility was cancelled at that time. No interest was paid, as the loan was settled within eighteen months.

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

7.	Capital Stock

a)

The number of shares outstanding presented in these financial statements relating to share transactions taking place prior to March 31, 2006 has been restated to reflect the approximate 5.755:1 ratio based upon the 12,000,000 Boyd shares issued on March 31, 2006 to acquire the 2,085,000 shares of PlayBOX MEDIA LIMITED.

	b)	During the year ended September 30, 2004, the Company split its stock on a 100 new for 1 old basis.

	c)	During the year ended September 30, 2004, the Company issued 4,344,749 common shares for a cash consideration of $13,391.

d)

During the year ended September 30, 2004, the Company issued 235,010 of common stock to the Managing Director for consulting and employment services (Note 8b). The shares were recorded at $733 being the fair value at the time of issuance.

e)

During the prior year, the Company issued 1,175,062 of common stock to the Managing Director for consulting and employment services (Note 8b). The shares were recorded at $3,916 being the fair value at the time of issuance.

f)

By agreement dated April 21, 2005, the Company issued during the current year, to an unrelated party, 57,553 common shares for consulting services. The shares were recorded at $1,436 per share being the fair value at time of issuance.

	g)	By agreement dated April 28, 2005, the Company issued 6,187,050 common shares in full settlement of $159,064 of debt owed to the majority shareholder (Note 6).

	h)	On March 31, 2006, the Company issued 520,000 common shares at $0.25 per share in full settlement of the $130,000 promissory notes payable and related interest of $191 (Note 5).

i)

On March 31, 2006, the Company issued 10,000,000 common shares at $0.25 per share being the consideration paid by the Company’s majority stockholder when it acquired the PlayBOX Technology from a third party (Note 4).

There were no warrants or stock options granted during the current period and none were outstanding as at March 31, 2006 and September 30, 2005.

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

8.	Related Party Balances and Transactions

a)

The amounts due to related parties of $29,960 (September 30, 2005 - $42,170) are non-interest bearing and due on demand. Included in due to related parties are $23,225 (September 30, 2005 - $23,532) with a shareholder of the Company, $6,735 (September 30, 2005 - $6,824) owing to a company with a director in common with a corporate shareholder of the company, $Nil (September 30, 2005 - $2,644) owing to two separate companies with directors in common with a corporate shareholder of the company and $Nil (September 30, 2005 - $9,170) payable to Boyd Holdings Inc.

b)

By employment agreement dated April 13, 2004 and amended July 20, 2004 the Company agreed pay to the Managing Director $54,999 (GBP30,000) per annum plus 235,010 common shares every three months to a maximum of 1,410,072 shares. During the current period, $26,263 (March 31, 2005 - $32,269) was paid or accrued to the managing director, of which $nil (March 31, 2005 - $1,523) was paid in Nil (March 31, 2005 – 470,020) common shares.

c)	During the current period the Company paid or accrued the following fees:

i)

$Nil (March 31, 2005 - $4,510) for accounting and auditing fees, $Nil (March 31, 2005 - $1,127) for legal fees, $Nil (March 31, 2005 - $11,274) for marketing and public relations, $Nil (March 31, 2005 - $5,637) for rent and $Nil (March 31, 2005 - $3,946) for consulting and technical support to a company that is a shareholder of the Company; and

ii)	$5,253 (March 31, 2005 - $Nil) for rent to a company with directors in common with a corporate shareholder of the Company.

The above transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

9.	Segmented Information

Details on a geographic basis as at March 31, 2006 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$114,131	$26	$114,157
Loss for the period	$(50,274)	$(2,500,000)	$(2,550,274)

Details on a geographic basis as at September 30, 2005 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$4,443	$-	$4,443
Loss for the period	$(176,296)	$-	$(176,296)

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

10.	Income Taxes

The Company has incurred net operating losses for UK tax purposes of approximately $301,000, which may be carried forward indefinitely and used to reduce taxable income of future years. The Company also has accumulated net operating losses for U.S. federal income tax purposes of approximately $110,000, which may be carried forward until 2026 and used to reduce taxable income of future years.

Details of future income tax assets:

	March 31,	September 30,
Future income tax assets:	2006	2005
Net operating losses	411,000	250,800
Effective US and UK corporate tax rates	33%	30%
Non-capital tax loss	$136,730	$75,240
Valuation allowance	(136,730)	(75,240)
	$-	$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

Playbox (US) Inc.
(Formerly Boyd Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(Unaudited)

11.	Non-cash transactions

The following is a schedule of non-cash investing and financing transactions:

			From
			Incorporation
	For the Six	For the Six	(August 21,
	Months Ended	Months Ended	2003) to
	March 31,	March 31,	March 31,
	2006	2005	2006
Schedule of Non-Cash Investing and Financing
Transactions
Shares issued for acquisition of PlayBOX MEDIA
LIMITED	$(28,833)	$-	$(28,833)
Shares issued for consulting services	$-	$3,019	$6,085
Shares issued to related party for debt	$-	$-	$159,064
Shares issued for intellectual property	$2,500,000	$-	$2,500,000
Shares issued for debt	$130,191	$-	$130,191
Acquisition of Assets and Liabilities of
Boyd Holdings Inc.:
Due from PlayBOX MEDIA LIMITED	$32,170	$-	$32,170
Accounts Payable	$52,576	$-	$52,576
Accrued liabilities	$8,862	$-	$8,862
Accrued interest	$191	$-	$191
Promissory notes payable	$130,000	$-	$130,000

PlayBOX MEDIA LIMITED

(A Development Stage Company)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005 and 2004

US Funds

Report of Independent Registered Public Accounting Firm

To the Stockholders of PlayBOX Media Limited:

We have audited the accompanying balance sheets of PlayBOX Media Limited (A Development Stage Company) (the “Company”) as at September 30, 2005 and 2004 and the related statements of changes in stockholders’ deficiency, operations and cash flows for each of the years ended September 30, 2005 and 2004 and for the period from incorporation (August 21, 2003) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2005 and 2004, and the results of its operations and its cash flows for each of the years ended September 30, 2005 and 2004 and for the period from incorporation (August 21, 2003) to September 30, 2005, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, BC, Canada	STALEY, OKADA & PARTNERS
May 25, 2006	CHARTERED ACCOUNTANTS

PlayBOX Media Limited	Statement 1
(A Development Stage Company)
Balance Sheets
US Funds

	September 30,	September 30,
ASSETS	2005	2004
Current
Cash	$3,027	$1
VAT Receivable	-	837
Accounts Receivable	268	-
	3,295	838
Equipment (Note 3)	1,148	1,077
	$4,443	$1,915

LIABILITIES
Current
Accounts payable	$1,846	$4,151
Accrued liabilities	34,870	26,457
Due to Boyd Holdings Inc. (Note 6)	9,170	-
Due to related parties (Note 7a)	33,000	31,047
	78,886	61,655
Going Concern (Note 1)

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common Stock
Authorized:
2,745,000 Class A par value GBP 0.01, voting stock
255,000 Class B par value GBP 0.01, non-voting stock
Issued and fully paid:
1,830,000 (2004 - 755,000) Class A stock - Statement 2 (Note 8)	172,457	13,393
255,000 (2004 - 40,833) Class B Stock - Statement 2 (Note 8)	6,085	733
Accumulated Comprehensive Gain (Loss) - Statement 2	(2,113)	710
Deficit – Accumulated during the development stage – Statement 2	(250,872)	(74,576)
	(74,443)	(59,740)
	$4,443	$1,915

- See Accompanying Notes -

PlayBOX Media Limited	Statement 2
(A Development Stage Company)
Statements of Changes in Stockholders’ Deficiency
US Funds

					Deficit
					Accumulated
			Class B		During the	Accumulated	Total
	Common Stock		Common Stock		Development	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Stage	Gain (Loss)	Deficiency
Shares issued for cash at $2.00 per share
- August 21, 2003	1	$2	-	$-	$-	$-	$2

Balance - September 30, 2003	1	2	-	-	-	-	2
Stock-split - April 30, 2004	99	-	-	-	-	-	-
Shares issued for cash at $0.18 per share
- April 30, 2004	754,900	13,391	-	-	-	-	13,391
Shares issued for consulting at $0.18 per
share – August 1, 2004	-	-	40,833	733	-	-	733
Loss for the year	-	-	-	-	(74,576)	-	(74,576)
Foreign currency translation adjustment	-	-	-	-	-	710	710

Balance - September 30, 2004	755,000	13,393	40,833	733	(74,576)	710	(59,740)
Shares issued for debt at $0.148 per
share - April 28, 2005 (Note 5)	1,075,000	159,064	-	-	-	-	159,064
Shares issued for consulting at $0.019
per share - November 2, 2004	-	-	40,833	783	-	-	783
Shares issued for consulting at $0.019
per share - February 1, 2005	-	-	40,833	783	-	-	783
Shares issued for consulting at $0.144
per share - April 21, 2005	-	-	10,000	1,436	-	-	1,436
Shares issued for consulting at $0.019
per share - April 28, 2005	-	-	122,501	2,350	-	-	2,350
Loss for the year	-	-	-	-	(176,296)	-	(176,296)
Foreign currency translation adjustment	-	-	-	-	-	(2,823)	(2,823)

Balance - September 30, 2005	1,830,000	$172,457	255,000	$6,085	$(250,872)	$(2,113)	$(74,443)

- See Accompanying Notes -

PlayBOX Media Limited	Statement 3
(A Development Stage Company)
Statements of Operations
US Funds

			From
			Incorporation
	For the	For the	(August 21,
	Year Ended	Year Ended	2003) to
	September 30,	September 30,	September 30,
	2005	2004	2005
Sales	$381	$-	$381
Cost of Sales	777	-	777
Gross Margin	(396)	-	(396)
General and Administrative Expenses
Salaries and benefits	69,284	25,982	95,266
Accounting and auditing	30,528	29,524	60,052
Development	28,071	-	28,071
Marketing and public relations	20,783	10,542	31,325
Rent	11,101	4,528	15,629
Consulting and technical support	7,264	1,811	9,075
Office and miscellaneous	6,056	319	6,375
Legal	1,665	906	2,571
Travel and entertainment	955	866	1,821
Depreciation	641	98	739
	176,348	74,576	250,924

Loss from Operations	(176,744)	(74,576)	(251,320)
Other Income
Interest income	448	-	448
Loss for the Period	$(176,296)	$(74,576)	$(250,872)

Loss per Share – Basic and Diluted	$(0.13)	$(0.23)

Weighted Average Shares Outstanding	1,388,658	323,250

Comprehensive Loss
Loss for the period	$(176,296)	$(74,576)	$(250,872)
Foreign currency translation adjustment	(2,823)	710	(2,113)
Total Comprehensive Loss for the Period	$(179,119)	$(73,866)	$(252,985)

Comprehensive Loss per Share	$(0.13)	$(0.23)

- See Accompanying Notes -

PlayBOX Media Limited	Statement 4
(A Development Stage Company)
Statements of Cash Flows
US Funds

			From
			Incorporation
	For the	For the	(August 21,
	Year Ended	Year Ended	2003) to
	September 30,	September 30,	September 30,
	2005	2004	2005
Operating
Loss for the period	$(176,296)	$(74,576)	$(250,872)
Items not involving an outlay of cash:
Depreciation	641	98	739
Shares for consulting services	5,352	733	6,085
Changes in non-cash working capital items:
Accounts receivable	(268)	-	(268)
VAT Receivable	837	(837)	-
Accounts payable	(2,305)	4,151	1,846
Accrued liabilities	8,413	26,457	34,870
	(163,626)	(43,974)	(207,600)

Investing
Acquisition of property and equipment	(712)	(1,175)	(1,887)
	(712)	(1,175)	(1,887)

Financing
Amount due to Boyd Holdings Inc.	9,170	-	9,170
Amounts due to related parties	1,953	31,047	33,000
Loan from a related party (Note 5)	159,064	-	159,064
Share issuances for cash	-	13,391	13,393
	170,187	44,438	214,627

Effect of exchange rate changes on cash	(2,823)	710	(2,113)

Net Increase (Decrease) in Cash	3,026	(1)	3,027
Cash - Beginning of period	1	2	-
Cash - End of Period	$3,027	$1	$3,027

Income Taxes Paid	$-	$-	$-
Interest Paid	$-	$-	$-

Please refer to Note 11 for the Supplemental Schedule of Non-Cash Investing and Financing Transactions.

- See Accompanying Notes -

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

1.	Organization and Going Concern

PlayBOX Media Limited (the “Company”) was incorporated on August 21, 2003 and is a technology and marketing company, headquartered in London, England. The Company currently has agency agreements for the exploitation of technology used for online music services. The Company intends to become one of the leading suppliers of internet services for unsigned artists and small to medium sized record companies.

The Company intends to market its services via a two channel strategy: Individual Unsigned Artists and Highly Trafficked Music Websites / Major Online Artist Communities. Unsigned Artists, with the Company’s know-how and technology, will have a greater opportunity, through the internet, of marketing their music and creating a revenue stream during the early stages of their careers. The Highly Trafficked Music Websites / Major Online Artist Communities strategy targets established partners that have the ability to reach high volumes of end customers.

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at September 30, 2005, the Company has a loss from operations of $176,744, an accumulated deficit of $250,872 and has incurred an accumulated operating cash flow deficit of $207,600 since incorporation. The Company intends to continue funding operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next fiscal year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Fiscal Period

The Company’s fiscal year ends on September 30.

	b)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

	d)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since its’ inception have been considered as part of the Company’s development stage activities.

	e)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

	f)	Equipment and Depreciation

Equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

Estimated useful
life (in years)
Office and computer equipment	3

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

g)	Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	h)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	i)	Foreign Currency Transactions

The Company’s functional currency is pounds sterling (“GBP”). The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are re-measured into the functional currency as follows:

		i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date,
		ii)	Non-monetary assets and liabilities, and equity at historical rates, and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Gains and losses on re-measurement are included in determining net income for the period

Translation of balances from the functional currency into the reporting currency is conducted as follows:

		ii)	Assets and liabilities at the rate of exchange in effect at the balance sheet date,
		ii)	Equity at historical rates, and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Translation adjustments resulting from translation of balances from functional to reporting currency are accumulated as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon sale or liquidation of the net investment in the foreign entity the amount deferred will be recognized in income.

	j)	Advertising

The Company expenses the cost of advertising when incurred. Advertising expenses are included in selling, general and administrative expenses in the accompanying statements of operations.

	k)	Shipping and Handling Charges

Shipping and handling costs are included in cost of goods sold in the accompanying statements of operations in accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs".

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	l)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	m)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, amount due to Boyd Holdings Inc. and amounts due to related parties. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	n)	Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of amounts due to related parties (Note 7). The Company’s existence and survival presently depends on maintaining a good standing of its licence to the intellectual property (Note 4).

	o)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	p)	Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	q)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25". This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

	r)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

	s)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at September 30, 2005. The Company has incurred net losses and has no potentially dilutive common shares, therefore; basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	t)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	u)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed".

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Capitalized software costs, if any, will be reflected as property and equipment on the balance sheet.

	v)	Obligations Under Capital Leases

Leases are classified as either capital or operating. Leases that transfer substantially all of the benefits and risks of ownership of property to the company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded with its related long-term financing. As at the current year-end, the Company does not have any capital lease obligations. Payments under operating leases are expensed as incurred.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	w)	Recent Accounting Standards

In March 2006, the FASB issued SFAS 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement: (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: (a) a transfer of the servicer’s financial assets that meets the requirements for sale accounting, (b) a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, (c) an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates; (2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; (3) permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (a) Amortization method—Amortize servicing assets or servicing liabilities in proportion to and over the period of estimated net servicing income or net servicing loss and assess servicing assets or servicing liabilities for impairment or increased obligation based on fair value at each reporting date, or (b) Fair value measurement method—Measure servicing assets or servicing liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur; (4) at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this Statement is the date an entity adopts the requirements of this statement.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	w)	Recent Accounting Standards - Continued

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” This statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. It establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. In addition, SFAS 155 clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. It also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets”, an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The Company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	w)	Recent Accounting Standards - Continued

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4”. This statement is effective for fiscal years beginning after June 15, 2005; therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

3.	Equipment

Details are as follows:

			Net Book	Net Book
			Value	Value
		Accumulated	September 30,	September 30
	Cost	Depreciation	2005	2004

Office and computer equipment	$1,886	$738	$1,148	$1,077

4.	Agency Exploitation Agreement

By agency exploitation agreement dated March 30, 2004, between the Company and third party licensors, the Company is allowed to use, deal with and exploit the intellectual property rights to the PlayBOX Technology in the regions of Australia, Asia, Europe, United States and Canada. As consideration, the Company will receive 20% of the gross income from the exploitation of those rights. The Company warrants to the licensors that the total gross income from the exploitation of the rights in any calendar quarter shall not be less than $1,163,072 (GBP640,000) during the first three years of the agreement (not achieved). The agreement can be terminated by the licensors at any time with 30 business days notice. On March 31, 2006, the intellectual property was purchased by the Company and the agency exploitation agreement was cancelled (Note 10c and 10d).

5.	Loan Payable to a Related Party

By agreement dated October 4, 2004 the Company entered into a loan agreement with the majority shareholder whereby the shareholder would make available up to $269,655 (GBP150,000). The facility was to be available in tranches of $53,931 (GBP30,000) every three months. The facility was to be paid, including all accrued interest, by April 1, 2007 and bore interest at 6% per annum above the Svenska Handelsbanken Plc base rate or 10% per annum whichever is greater. During the first eighteen months from the date of the agreement, the loan was interest free. As security the shareholder has a first charge debenture agreement on all Company assets. By agreement dated April 28, 2005, the Company issued 1,075,000 Class A common shares in full settlement of the $159,064 balance owing. No interest was paid, as the loan was settled within eighteen months.

6.	Due to Boyd Holdings Inc.

The amount due to Boyd Holdings Inc. (“Boyd”) of $9,170 (2004 - $Nil) is non-interest bearing, unsecured and due on demand. Boyd became a related party effective March 31, 2006 as a result of the reverse acquisition (Note 10a).

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

7.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

a)

The amounts due to related parties of $33,000 (2004 - $31,047) are non-interest bearing and due on demand. Included in due to related parties are $23,532 (2004 - $31,047) owing to a corporate shareholder of the Company, $6,824 (2004 - $Nil), and $2,644 (2004 - $Nil) owing to two separate companies with directors in common with a corporate shareholder of the Company.

b)

By employment agreement dated April 13, 2004 and amended July 20, 2004 the Company agreed pay to the Managing Director $56,070 (GBP30,000) per annum plus 40,833 Class B shares every three months to a maximum of 245,000 Class B Shares. Should the managing director terminate or have terminated their employment or directorship with the Company, the Company will purchase back the Class B shares at fair market value. In the event that the Company accepts either a listing or a take-over offer, the balance of the 245,000 Class B shares are to be issued. During the current year, $63,801 (2004 - $24,120) was paid or accrued to the managing director, of which $3,916 (2003 - $733) was paid in 204,167 (2004 – 40,833) Class B non-voting shares.

c)

During the current year, the Company paid or accrued the following fees to a company that is a corporate shareholder of the Company: $6,661 (2004 - $3,623) for accounting fees, $1,665 (2004 - $906) for legal fees, $16,652 (2004 - $9,057) for marketing and public relations, $8,326 (2004 - $4,528) for rent and $5,828 (2004 - $1,811) for consulting and technical support.

	d)	During the current year, the Company accrued $2,775 (2004 - $Nil) for rent to a company that has a director in common with a corporate shareholder of the Company.

The above transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

8.	Capital Stock

a)

The Company’s authorized share capital on the date of incorporation was 1,000 common shares. During the year, the authorized share capital was changed to 2,745,000 Class A common voting shares and 255,000 Class B common non-voting shares. Unless approved by a special resolution, Class B shareholders can sell their shares only to the existing holders of Class A shares.

	b)	In the year ended September 30, 2004, the Company had a stock split on a basis of 100 new shares for each old share.

	c)	During the year ended September 30, 2004, the Company issued 754,900 Class A voting shares cash consideration of $13,391.

d)

During the current year, the Company issued 204,167 (2004 – 40,833) Class B shares to the managing director for consulting and employment services (Note 7b). The shares were recorded at $3,916 (2004 - $733) being the fair value of $0.019 (GBP0.01) per share.

	e)	By agreement dated April 28, 2005, the Company issued 1,075,000 Class A common shares in full settlement of the $159,064 (GBP83,450) balance owing to the majority shareholder.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

8.	Capital Stock - Continued

f)

By agreement dated December 10, 2004, the Company issued to an unrelated party, 10,000 Class B shares for consulting services. The shares were recorded at $1,436 being the fair value of $0.144 (GBP0.0776) per share.

	g)	There were no warrants or stock options granted during the current or prior period and outstanding as at September 30, 2005 and 2004.

9.	Income Taxes

The Company has incurred net operating losses of approximately $250,800, which may be carried forward indefinitely and used to reduce taxable income of future years. The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization and have been offset by a valuation allowance.

Details of future income tax assets and liabilities:

Future income tax assets	2005	2004
Net operating losses	$250,800	74,500
Effective UK corporate tax rate	30%	30%
Non-capital tax losses	$75,240	$22,350
Valuation allowance	(75,240)	(22,350)
	$-	$-

10.	Subsequent Events

a)

On March 24, 2006, the Company completed the reverse acquisition (“RTO”) under the Share Exchange Agreement (“Agreement”) with Boyd Holdings Inc. Immediately before the date of the RTO, Boyd had 100,000,000 shares authorized and 5,705,139 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,085,000 issued and outstanding shares of common stock of the Company were exchanged for 12,000,000 Boyd shares on an approximate 5.76 to 1 basis.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

10.	Subsequent Events - Continued

	a)	- Continued

Immediately after the RTO, the management of the Company took control of the board and officer positions of Boyd, constituting a change of control. Because the former owners of the Company gained control of Boyd, the transaction would normally have been considered a purchase by the Company. However, since Boyd was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of the Company and the issuance of stock by the Company (represented by the outstanding shares of Boyd) for the assets and liabilities of Boyd. The value of the net liabilities of Boyd acquired by the Company is the same as their historical book value, being $28,833. At the date of the acquisition, the balance sheet of Boyd was as follows:

Cash	$130,626
Due from PlayBOX	32,170
Total Assets	$162,796
Accounts payable	$52,576
Accrued liabilities	8,862
Accrued interest	191
Promissory notes payable	130,000
Total Liabilities	$191,629
Net Liabilities	$28,833

b)	Effective April 12, 2006, Boyd changed its name to Playbox (US) Inc.

c)

On March 31, 2006, the Company acquired, from its majority stockholder, the PlayBOX Technology by issuing 10,000,000 common shares. The PlayBOX technology provides an integrated music interface and music collection manager that runs on various operating systems. The acquisition is a related party transaction; therefore, the intellectual property will be recorded in the Company’s books in the amount equal to the costs of acquiring and developing the PlayBOX Technology by the majority stockholder. The value assigned was $2,500,000, which is the value of consideration paid by the majority shareholder when they acquired it from a third party. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

d)	On March 31, 2006, the Agency Exploitation Agreement dated March 30, 2004, between the Company and third party licensors has been cancelled.

PlayBOX Media Limited
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005 and 2004
US Funds

11.	Non-Cash Transactions

The following is a schedule of non-cash investing and financing transactions:

			From
			Incorporation
	For the Year	For the Year	(August 21,
	Ended	Ended	2003) to
	September	September	September
	30,	30,	30,
	2005	2004	2005
Shares issued for debt	$159,064	$-	$159,064
Shares issued for consulting services	$5,352	$733	$6,085

BOYD HOLDINGS INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

September 30, 2005

US FUNDS

Report of Independent Registered Public Accounting Firm

To the Stockholders of Boyd Holdings Inc.:

We have audited the accompanying balance sheet of Boyd Holdings Inc. (A Development Stage Company) (the “Company”) as at September 30, 2005 and the related statements of changes in stockholders’ equity, operations and cash flows for the period from incorporation (April 1, 2005) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at September 30, 2005, and the results of its operations and its cash flows for the period from incorporation (April 1, 2005) to September 30, 2005, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, BC, Canada	STALEY, OKADA & PARTNERS
May 24, 2006	CHARTERED ACCOUNTANTS

Boyd Holdings Inc.	Statement 1
(A Development Stage Company)
Balance Sheet
US Funds

30 September
ASSETS	2005
Current
Cash	$15,727
Due from Playbox Media Limited	9,170
$24,897

LIABILITIES
Current
Accrued liabilities	$16,736
16,736
Going Concern (Note 1)

STOCKHOLDERS’ EQUITY
Capital Stock
Common Stock
Authorized: 100,000,000 shares with $0.001 par value
Issued and allotted 5,280,943 - Statement 2 (Note 4)	5,281
Additional paid-in capital - Statement 2 (Note 4)	54,267
Deficit – Accumulated during the development stage – Statement 2	(51,387)
8,161
$24,897

ON BEHALF OF THE BOARD:

, Director

, Director

- See Accompanying Notes -

Boyd Holdings Inc.	Statement 2
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
US Funds

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Founder shares issued for cash at
$0.001 per share - April 16, 2005	500,000	$500	$-	$-	$500
Shares issued for cash at $0.01 per
share - May 31, 2005	4,500,000	4,500	40,500	-	45,000
Shares allotted for cash at $0.05
per share - issued on October
27, 2005	280,943	281	13,767	-	14,048

Loss for the period	-	-	-	(51,387)	(51,387)
Balance – September 30, 2005	5,280,943	$5,281	$54,267	$(51,387)	$8,161

- See Accompanying Notes -

Boyd Holdings Inc.	Statement 3
(A Development Stage Company)
Statement of Operations
US Funds

From
Incorporation
April 1,
2005 to
September 30,
2005

General and Administrative Expenses
Accounting and auditing	$40,066
Legal	10,000
Bank charges	837
50,903

Loss from Operations	(50,903)

Other Expense

Foreign exchange loss	(484)

Loss for the Period	$(51,387)

Loss per Share – Basic and Diluted	$(0.01)

Weighted Average Shares Outstanding	3,577,421

- See Accompanying Notes -

Boyd Holdings Inc.	Statement 4
(A Development Stage Company)
Statement of Cash Flows
US Funds

From
Incorporation
April 1,
2005 to
September 30,
2005
Operating
Loss for the period	$(51,387)
Items not involving an outlay of cash:
Changes in non-cash working capital items:
Accrued liabilities	16,736
(34,651)

Financing
Advances to Playbox Media Limited	(9,170)
Share issuances for cash	59,548
50,378

Net Increase in Cash and Cash Equivalents	15,727
Cash and cash equivalents - Beginning of period	-
Cash and Cash Equivalents - End of Period	$15,727

- See Accompanying Notes -

Boyd Holdings Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

1.	Organization and Going Concern

Organization

Boyd Holdings Inc. (the "Company") was incorporated on April 1, 2005 under the laws of the State of Nevada. On April 12, 2006, the Company changed its name to Playbox (US) Inc. The Company is seeking to complete the acquisition of a business engaged in the technology area (Note 3).

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended September 30, 2005, the Company has a loss from operations of $50,903, an accumulated deficit of $51,387 and has incurred an accumulated operating cash flow deficit of $34,651 since incorporation. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year.

Thereafter, the Company will be required to seek additional funds, through equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Fiscal Period

The Company’s fiscal year ends on September 30.

	b)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

Boyd Holdings Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	d)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

	e)	Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

	f)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	g)	Foreign Currency Transactions

The Company’s functional and reporting currency is the U.S. dollar.

For foreign currency transactions, the Company translates these amounts to the Company’s functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income (loss) for the period.

	h)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

Boyd Holdings Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	i)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and due from Playbox Media Limited. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	j)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	k)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25". This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

	l)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

Boyd Holdings Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	m)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at September 30, 2005. The Company has incurred net losses and has no potentially dilutive common shares, therefore; basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	n)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

	o)	Recent Accounting Standards

In March 2006, the FASB issued SFAS 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”. This statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement: (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: (a) a transfer of the servicer’s financial assets that meets the requirements for sale accounting, (b) a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, (c) an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates; (2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; (3) permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (a) Amortization method—Amortize servicing assets or servicing liabilities in proportion to and over the period of estimated net servicing income or net servicing loss and assess servicing assets or servicing liabilities for impairment or increased obligation based on fair value at each reporting date, or (b) Fair value measurement method—Measure servicing assets or servicing liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur; (4) at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Boyd Holdings Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	o)	Recent Accounting Standards – Continued

An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The effective date of this Statement is the date an entity adopts the requirements of this statement.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” This statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. It establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. In addition, SFAS 155 clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133. It also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives. SFAS 155 amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

Boyd Holdings Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	o)	Recent Accounting Standards – Continued

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets”, an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The company does not expect that the provisions of SFAS 153 will have a significant impact on the results of operations.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”.

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Boyd Holdings Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

2.	Significant Accounting Policies – Continued

	o)	Recent Accounting Standards – Continued

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4”.This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

3.	Acquisition of Playbox Media Limited

By letter of intent dated April 18, 2005 and share exchange agreement dated May 23, 2005 and amended June 30, 2005 with Playbox Media Limited ("Playbox"), whereby the Company can acquire all of the issued shares of Playbox by issuing to the shareholders of Playbox an aggregate of 12,000,000 shares in the Company's Common Stock (“Acquisition”). The closing of the Acquisition is contingent upon the Company completing private placements for total proceeds of $125,000 (“Offering”). The Company is undertaking this Offering with the objective of satisfying this condition precedent. The completion of this Offering is conditional upon, and will complete concurrently with, the completion of the Acquisition. Additionally, the completion of the Acquisition requires the majority approval of the shareholders of Playbox and the Company. On March 24, 2006, the Offering and Acquisition were completed (Note 4iii and Note 7a).

Playbox is a company incorporated in England that holds the worldwide license (the “License”) to exploit software that provides an integrated music interface and music collection manager running on Windows, Linux and Macintosh operating systems. This software is currently being marketed to both the end-user music listener and to record industry companies to enable such companies to embed this software into their websites in order to provide seamless access to on-line music for sale. The software has also been developed to enable the end-user to control their music collection being managed by the Playbox software wirelessly from commonly used devices such as the listeners’ music system or cell phone and to be able to synchronize their music cross-platform with portable music players (iPod, MP3 player, or PDA).

Boyd Holdings Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

4.	Share Capital

	i)	During the year, 500,000 common shares were issued for total proceeds of $500 as founder’s shares.
	ii)	During the year, 4,500,000 common shares were issued for total proceeds of $45,000.
	iii)	On March 24, 2006, 705,139 common shares were issued for total proceeds of $35,258. Of these shares, 280,943 were allotted during the current year as a result of receipt of proceeds of $14,048.
iv)

Subsequent to year-end, on March 31, 2006, the Company issued 520,000 common shares of $0.25 per share in full settlement of the $130,000 promissory notes payable and related interest of $191 (Note 7d).

v)

Subsequent to year-end, on March 31, 2006, the Company issued 10,000,000 common shares at $0.25 per share being the consideration paid by the Company’s majority stockholder when it acquired the PlayBox Technology from a third party (Note 7b).

	vi)	There were no common stock purchase options or warrants outstanding as at September 30, 2005.

5.	Related Party Balances and Transactions

During the year, the Company issued 500,000 founder shares to a director of the Company for cash proceeds of $500 (Note 4i).

There were no other related party transactions during the period.

6.	Income taxes

The Company has incurred net operating losses for tax purposes of approximately $52,000, which may be carried forward until 2025 and used to reduce taxable income of future years. The potential future tax benefits of this loss have not been recognized in these financial statements due to the uncertainty of their realization, and have been offset by a valuation allowance.

Details of future income tax assets are as follow:

Net operating losses	$52,000
Effective US corporate tax rate	34%
Non-capital tax loss	$17,680
Valuation allowance	(17,680)
$-

Boyd Holdings Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2005
US Funds

7.	Subsequent events

a)

On March 24, 2006, the Company completed the reverse acquisition (“RTO”) under the Share Exchange Agreement (“Agreement”) with Playbox Media Limited ("Playbox"). Immediately before the date of the RTO, the Company had 100,000,000 shares authorized and 5,705,139 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,085,000 issued and outstanding shares of common stock of Playbox were exchanged for 12,000,000 of the Company's shares on an approximate 5.76 to 1 basis.

Immediately after the RTO, the management of Playbox took control of the board and officer positions of the Company, constituting a change of control. Because the former owners of Playbox gained control of the Company, the transaction would normally have been considered a purchase by the Playbox. However, since the Company was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of Playbox and the issuance of stock by Playbox (represented by the outstanding shares of the Company) for the assets and liabilities of the Company. The value of the net liabilities of the Company acquired by Playbox is the same as their historical book value, being $28,833. At the date of the acquisition, the balance sheet of the Company was as follows:

Cash	$130,626
Due from PlayBOX	32,170
Total Assets	$162,796
Accounts payable	$52,576
Accrued liabilities	8,862
Accrued interest	191
Promissory notes payable	130,000
Total Liabilities	$191,629
Net Liabilities	$28,833

b)

By agreement dated March 31, 2006, the Company acquired from its majority stockholder, the PlayBOX Technology by issuing 10,000,000 common shares. The PlayBOX technology provides an integrated music interface and music collection manager that runs on various operating systems. The acquisition is a related party transaction; therefore, the intellectual property will be recorded in Playbox's books in the amount equal to the costs of acquiring and developing the PlayBOX Technology by the majority stockholder. The value assigned was $2,500,000, which is the value of consideration paid by the majority shareholder when they acquired it from a third party. This amount will be expensed in Playbox, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

Concurrent with this acquisition, the Agency Exploitation Agreement for the PlayBOX Technology dated March 30, 2004 between Playbox and third party licensors was cancelled.

c)

Subsequent to year end, the Company received $130,000 in cash by issuing promissory notes. These Notes bore interest at the US bank prime rate and were payable on demand. By agreement dated March 24, 2006 and effective March 31, 2006, the Company entered into a debt conversion agreement whereby the Company agreed to issue 520,000 common shares valued at $0.25 per share in settlement of the $130,000 loan advanced to the Company plus related interest of $191.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our articles of incorporation and our bylaws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after November 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.           To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation

Our Articles of Incorporation do not limit the automatic director immunity from liability under the NRS.

Our Articles of Incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of our company will not be personally liable to our company or our stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)           acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)           the payment of distributions in violation of NRS 78.300, as amended.

Our Articles of Incorporation further provide that:

1.           we will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding; and

2.           we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by our company, in advance of the final disposition of such proceeding; provided that our company has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

Our By-laws

Our by-laws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by-law;

(2)	the proceeding was authorized by our board of directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the by-laws.

Our by-laws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our by-laws or otherwise.

Our by-laws provide that no advance shall be made by us to an officer of our company, except by reason of the fact that such officer is or was a director of our company in which event this restriction shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of our company.

Opinion of the Securities and Exchange Commission

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by PlayBOX in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee	$265

Accounting fees and expenses	$5,000

Legal fees and expenses	$32,000

Transfer agent and registrar fees	$1,000

Fees and expenses for qualification under state securities laws	$855

Miscellaneous (including Edgar filing fees)	$880

Total	$40,000.00

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 500,000 shares of our common stock at a price of $0.001 per share to Annette Cocker, our initial director and officer, on April 8, 2005, for total proceeds of $500. We completed this offering pursuant to Section 4(2) of the Securities Act. Annette Cocker, as our sole officer and director, was in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Annette Cocker. The 500,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

We completed an offering of 4,500,000 shares of our common stock at a price of $0.01 per share to a total of six purchasers on May 31, 2005. The total proceeds from this offering were $45,000. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. Person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 12,000,000 shares of our common stock to the former shareholders of PlayBOX UK, including PlayBOX Inc., Outlander Management, Barney Cordell and Robert Burden, on March 24, 2006 as consideration for our acquisition of PlayBOX UK. We completed this offering pursuant to Section 4(2) of the Securities Act and Rule 903 of Regulation S of the Securities Act. Each of the stockholders of PlayBOX UK was in possession of sufficient information about us to make an informed investment decision. Each stockholder further represented their intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the stockholders of PlayBOX UK. PlayBOX Inc. subsequently transferred 4,125,000 shares to five of the selling shareholders named herein in private transactions, namely Luis Fernando Ribón Alba, Minju Kim, Mauricio Garcia, Julieta Alzate Aranzazu and Catalina Alzate Mejia. These shares were transferred in “offshore transactions” in accordance with Rule 903 of Regulation S and each selling shareholder executed an investment agreement in favour of us and PlayBOX wherein they made various agreements, including the agreement that the shares were “restricted securities” and could not be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The 12,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to the shareholders of PlayBOX UK was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Each stockholder represented to us that the stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.

We completed an offering of 705,139 shares of our common stock at a price of $0.05 per share to a total of 39 purchasers on March 24, 2006. The total proceeds from this offering were $35,257. The closing of this offering was completed concurrently with the closing of our acquisition of PlayBOX UK from the stockholders of PlayBOX UK. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 10,000,000 shares of our common stock to PlayBOX Inc. on March 31, 2006 as consideration for our acquisition of the intellectual property rights for the PlayBOX online music application from PlayBOX Inc. We completed this offering pursuant to Section 4(2) of the Securities Act and Rule 903 of Regulation S of the Securities Act. PlayBOX Inc. was our largest shareholder at the time of the acquisition and was in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to PlayBOX Inc. The 10,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to PlayBOX Inc. was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. PlayBOX Inc. represented to us that it is not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Concurrent with the completion of this issuances, PlayBOX Inc. transferred the 10,000,000 shares of our common stock to The Keydata Technology Partnership 1 LLP as part of its arrangement to re-acquire the PlayBOX online music application from The Keydata Technology Partnership 1 LLP. This transfer was completed pursuant to Rule 903 of Regulation S. The Keydata Technology Partnership 1 LLP executed an investment agreement confirming representations and agreements necessary to establish the completion of the transfer in accordance with Rule 903 of Regulation S.

We issued 520,000 shares of our common stock at a price of $0.25 per share in full settlement of an outstanding loan of $130,000. The transaction was completed concurrently with our acquisition of the intellectual property rights to the PlayBOX online music application from PlayBOX Inc. effective March 31, 2006. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. The sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investor represented its intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

Exhibit
Number	Description of Exhibit

3.1(1)	Articles of Incorporation

3.2(1)	Certificate of Amendment to Articles of Incorporation

Exhibit
Number	Description of Exhibit

3.3(1)	By-Laws

5.1(1)	Opinion of Lang Michener LLP, with consent to use, regarding the legality of the securities being registered

10.1(1)	Agency Exploitation Agreement dated March 30, 2004 among PlayBOX UK, HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC

10.2(1)	Letter Agreement between PlayBOX UK and Robert Burden regarding appointment of Robert Burden as Managing Director of PlayBOX UK dated effective April 13, 2004

10.3(1)	Employment Agreement between PlayBOX UK and Robert Burden dated effective May 1, 2004

10.4(1)	Service Agreement dated August 4, 2004 between PlayBOX UK and Outlander Management

10.5(1)	Loan Agreement dated October 4, 2004 between PlayBOX UK and PlayBOX Inc.

10.6(1)	Debenture Agreement dated October 4, 2004 between PlayBOX UK and PlayBOX Inc. evidencing the indebtedness of PlayBOX UK under the Loan Agreement

10.7(1)	Debt Settlement Agreement dated April 28, 2005 between PlayBOX UK and PlayBOX Inc.

10.8(1)	Share Exchange Agreement dated May 23, 2005, as amended, among Boyd Holdings Inc., PlayBOX UK and the stockholders of PlayBOX UK

10.9(1)	Closing Agreement dated March 24, 2006 amongst PlayBOX (US) Inc. and PlayBOX UK and the shareholders of PlayBOX UK

10.10(1)	Asset Purchase Agreement dated March 31, 2006 between PlayBOX (US) Inc. and PlayBOX Inc.

10.11(1)	Termination and Release Agreement dated March 31, 2006 among PlayBOX UK, HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC

10.12(1)	Subscription agreement between the Company and Annette Cocker dated April 8, 2005 relating to the Company's private offering of 500,000 shares

10.13(1)	Form of subscription agreement relating to our May 31, 2005 private offering of securities.

10.14(1)	Form of subscription agreement relating to our August 31, 2005 private offering of securities.

10.15(1)	Regulation S Debt Conversion Agreement dated March 31, 2006 between the Company and Hillside Investment Corporation.

23.1(1)	Consent of Independent Auditors

23.3(1)	Consent of Counsel (Included in Exhibit 5.1)

24.1(1)	Power of Attorney (Included on the signature page of this registration statement)

(1)	Filed as an exhibit to this registration statement on Form SB-2 .

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution,

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England on June 2, 2006.

PLAYBOX (US) INC.

By:	/s/ Robert Burden
Robert Burden
President, Chief Executive Officer,
Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert Burden, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Burden	President, Chief Executive Officer,	June 2, 2006
ROBERT BURDEN	Chief Financial Officer and Director